         0507251.01.DOC

As filed with the Securities and Exchange Commission on October 16, 1998
                                                  Registration No. 333-____

=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                            UMB FINANCIAL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                               Missouri 43-0903811
     --------------------------------- ------------------------------------
                (State or other jurisdiction of (I.R.S. Employer incorporation or organization Identification No.)

                                1010 Grand Avenue
                           Kansas City, Missouri 64106
                                  (816)860-7000
                  --------------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                   UMB PROFIT SHARING AND 401(K) SAVINGS PLAN
                              --------------------
                            (Full title of the plan)

                            Dennis R. Rilinger, Esq.
                            UMB Financial Corporation
                                1010 Grand Avenue
                           Kansas City, Missouri 64106
                     --------------------------------------
                     (Name and address of agent for service)

                                 (816) 860-7000
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                          Victoria R. Westerhaus, Esq.
                           Shook, Hardy & Bacon L.L.P.
                         1010 Grand Boulevard, 5th Floor
                           Kansas City, Missouri 64106
                                  (816)474-6550

                         CALCULATION OF REGISTRATION FEE

Title of
Securities         Amount       Proposed maximum  Proposed maximum Amount of
to be              to be        Offering Price    aggregate        Registration
Registered         Registered   per Unit          Offering Price   Fee
------------------------------------------------------------------------------
Plan Interests     (1)          N/A               N/A              (2)
related to the UMB
Profit Sharing and
401(k) Savings Plan
------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminable amount of interests to be offered or sold pursuant to the UMB Profit Sharing and 401(k) Savings Plan described herein.

(2) Pursuant to Rule 457(h)(3), no registration fee is required to be paid.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. This Registration Statement relates to the registration of an indeterminate number of participation interests in the Plan. Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 has been or will be sent or given to each participant in the Plan. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) Prospectus.

The Company agrees to provide the participants in the Plan, without charge, upon written or oral request, all of the documents incorporated by reference in Item 3 of Part II below and any other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act. Such request should be delivered to UMB Bank, n.a., Attn: Mark P. Herman, Senior Vice President and Employee Benefits Council, 1010 Grand Boulevard, Kansas City, MO 64106, (816)860-7971.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference herein:

(a)(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 27, 1998;

(2) The Company's Annual Report on Form 11-K for the Plan for the year ended December 31, 1997, filed concurrently with this document;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 12, 1998;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

(d) The Company's current report on Form 8-K, filed with the Commission on September 16, 1998; and

(e) The description of the Company's Common Stock contained in Amendment No. 1 on Form 8 to its General Form for Registration of Securities on Form 10, dated March 5, 1993 (File No. 0-4887, filed under Section 12 of the Exchange Act).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Section 355 of the General and Business Corporation Law of the State of Missouri, Article IX, Section 4 of the Company's Bylaws provides as follows:

         Section 4. Indemnification of Directors and Officers.

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the Corporation or any other corporation) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with such action, suit or proceeding so long as the results of an investigation of the matter as described in Section 4 includes a finding that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in an action by or in the right of the Corporation no indemnification shall be made in respect of any judgments, fines and amounts paid in settlement and provided further that in such an action there shall be no indemnification for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction so orders.

2. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3. Any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Except as provided in Section 3, indemnification of anyone under Section 1, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the bank.

6. If authorized by the Board of Directors, the Corporation may advance the costs and expenses incurred in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to indemnification.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability for which it may indemnify such people under the terms of this Article.

8. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8.  EXHIBITS

4.1  The  Company's  Articles  of  Incorporation.

4.2 The  Company's  Bylaws.

4.3 Description of Company's Common Stock in Amendment No. 1 on Form 8 to its General Form for Registration of Securities on Form 10, dated March 5, 1993 (File No. 0-4887).

4.4 UMB Profit Sharing and 401(k) Savings Plan, filed concurrently with this document.

5.1 Opinion of Shook, Hardy & Bacon L.L.P.

23.1 Consent of Shook, Hardy & Bacon L.L.P.(contained in exhibit 5.1).

23.2 Consent of Deloitte & Touche LLP.

24.  Powers of Attorney (contained on signature pages hereto).

ITEM 9.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) are inapplicable if the information to be included thereunder is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, UMB Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Kansas City, State of Missouri, on October 16, 1998.

                                                  UMB FINANCIAL CORPORATION

                                                  /s/ R. Crosby Kemper
                                                  R. Crosby Kemper,
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                                  /s/ Timothy M. Connealy
                                                  Timothy M. Connealy,
                                                  Chief Financial Officer

Date:  October 16, 1998

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Crosby Kemper, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Paul D. Barlett, Jr.   Director    /s/ C.N. Hoffman III     Director
Paul D. Barlett, Jr.                   C.N. Hoffman III

/s/ Thomas E. Beal         Director    /s/ Alexander C. Kemper   Director
Thomas E. Beal                         Alexander C. Kemper

/s/ H. Alan Bell           Director    /s/Daniel N. League, Jr.   Director
H. Alan Bell                           Daniel N. League, Jr.

/s/ David R. Bradley, Jr.  Director         /s/Thomas D. Sanders       Director
David R Bradley, Jr.                        Thomas D. Sanders
/s/ Howard R. Fricke       Director         /s/ William J. McKenna    Director
Howard R. Fricke                            William J. McKenna

/s/ Newton A. Campbell     Director         /s/ Roy E. Mayes          Director
Newton A. Campbell                          Roy E. Mayes

/s/ William Terry Fuldner  Director         /s/ John H. Mize, Jr.      Director
William Terry Fuldner                       John H. Mize, Jr.

/s/ Jack T. Gentry         Director         /s/ Mary Lynn Oliver      Director
Jack T. Gentry                              Mary Lynn Oliver

/s/ Peter J. Genovese      Director         /s/ W.L. Orschlen          Director
Peter J. Genovese                           W.L. Orschlen

/s/ Robert W. Plaster      Director         /s/ Herman R. Sutherland   Director
Robert W. Plaster                           Herman R. Sutherland

/s/ Alan W. Rolley         Director         /s/ E. Jack Webster, Jr.  Director
Alan W. Rolley                              E. Jack Webster, Jr.

/s/ Joseph F. Ruysser      Director         /s/ John E. Williams       Director
Joseph F. Ruysser                           John E. Williams




Date: October 16, 1998


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, State of Missouri, on October 16, 1998.

                   UMB PROFIT SHARING AND 401(k) SAVINGS PLAN


                                        /s/ James W. Rawlings
                                        James W. Rawlings,
                                        Chairman of the Administrative
                                        Committee for the Plan

                            UMB FINANCIAL CORPORATION

                                    FORM S-8

                                  EXHIBIT INDEX
                                 --------------

                                                                 Sequential
No.    Description                                               Page Number
---    ---------                                                 -----------

4.1  The  Company's  Articles  of  Incorporation.                     13

4.2  The  Company's  Bylaws.                                          24

4.3*  Description of Company's  Common Stock in Amendment
No. 1 on Form 8 to its General  Form for  Registration  of
Securities  on Form 10, dated March 5, 1993 (File No. 0-4887).

4.4 UMB Profit Sharing and 401(k)  Savings Plan,
filed  concurrently  with this document.                              43

5.1      Opinion of Shook, Hardy & Bacon L.L.P.                      113

23.1     Consent of Shook, Hardy & Bacon L.L.P.
(contained in exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.                           115

24.      Powers of Attorney (contained on signature pages hereto).





-------------------
 * Previously Filed

EXHIBIT 4.1

                          CERTIFICATE

         I, David D. Miller, hereby certify that the attached copies of Articles of Incorporation of Citibanc Shares of Missouri, Inc. dated June 12, 1967, the first amendment to the Articles of Incorporation dated March 5, 1968, the second amendment to the Articles of Incorporation dated October 22, 1969, the third amendment to the Articles of Incorporation dated April 21, 1971, the fourth amendment to the Articles of Incorporation dated August 24, 1971, the fifth amendment to the Articles of Incorporation dated April 27, 1973, the sixth amendment to the Articles of Incorporation dated April 19, 1979, the seventh amendment to the Articles of Incorporation dated April 19, 1981, the eighth amendment to the Articles of Incorporation dated April 22, 1982, the ninth amendment to the Articles of Incorporation dated April 25, 1984, the tenth amendment to the Articles of Incorporation dated May 4, 1992, and the eleventh amendment to the Articles of Incorporation dated April 21, 1994, the twelfth amendment to the Articles of Incorporation dated July 12, 1995, and the thirteenth amendment to the Articles of Incorporation dated April 16, 1996, represent a true and complete copy of the Articles of Incorporation of UMB Financial Corporation and of each and every Amendment to those Articles of Incorporation as of April 22, 1996.



______________________________

David D. Miller, Corporate Secretary

SEAL

                   ARTICLES OF INCORPORATION
                               OF
                UMB FINANCIAL CORPORATION, INC.

         The undersigned natural persons of the age of twenty-one years or more, for the purpose of forming a corporation under The General and Business Corporation Law of
Missouri, adopt the following Articles of Incorporation:

                           ARTICLE I

         The name of the corporation is "UMB Financial
Corporation."

                           ARTICLE II

         The address of the corporation's initial registered office in the State of Missouri is: 928 Grand Avenue, Kansas
City, Missouri, and the name of its initial registered agent at such address is: Charles G. Young, Jr.

                          ARTICLE III

         The aggregate number of shares which the corporation shall have the authority to issue is thirty-four million (34,000,000). Thirty-three million (33,000,000) of such shares shall be common stock with a par value of one dollar ($1.00) per share, and such common stock shall have no preferences, qualifications, limitations, restrictions or special relative or convertible rights. The remaining one million (1,000,000) shares shall be preferred stock with a par value of one cent ($0.01) per share.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this
Article III, to provide for the issuance of the shares of preferred stock in series, and by compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

(b) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

(c) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption (which amount shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including securities of the corporation or another corporation;

(d) The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether the holders of shares of such series shall have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

(f) Whether such series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors shall not conflict with these Articles of Incorporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series of preferred stock for which there are then shares outstanding.

         All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article III, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (a.) to (h.) inclusive above) which may be fixed by the Board of Directors pursuant to this
Article III.

         Dividends on the outstanding preferred stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the common stock with respect to the same dividend period. Dividends on any shares of preferred stock shall be cumulative only if and to the extent established by the Board of Directors.

         All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as previously provided herein.

         Except as otherwise specifically provided by law or as established by the Board of Directors, preferred stock shall not have any right to vote for the election of directors or for any other purpose, but if so provided, the Board of Directors may give each holder of preferred stock more or less than one vote for each share of stock held of record by such holder at the time entitled to voting rights.

         In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of preferred stock shall have preference and priority over the common stock for payment of the amount to which such series of preferred stock shall be entitled in accordance with the provisions thereof and each holder of preferred stock shall be entitled to be paid in full such holder's share of such amount, or have a sum sufficient for the payment in full set aside. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of common stock.

         In the event that the preferred stock of any one or more series shall be made redeemable, the corporation, at the option of the Board of Directors, may redeem, at the time or times as established by the Board of Directors with respect to any such series, all or any part of any such series of preferred stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price plus an amount equal to accrued and unpaid dividends to the date fixed for redemption. A notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed, addressed to the holders of record of the preferred stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not less than thirty
(30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of preferred stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing monies at the time and place of redemption for payment of the redemption price) all dividends upon the preferred stock so called for redemption shall cease to accrue. With respect to any shares of preferred stock so called for redemption, if, before the redemption date, the corporation shall deposit with a bank or trust company in the United States, having a capital and surplus of at least $10,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of preferred stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of preferred stock so called for redemption shall cease, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of preferred stock so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided by the Board of Directors with respect to any such shares of preferred stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of preferred stock so called for redemption shall look only to the corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of preferred stock shall be made by the corporation
(1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the corporation remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the preferred stock in the assets of the corporation upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the corporation having a right to cumulative dividends.

         Shares of any series of preferred stock which have been redeemed, retired or purchased by the corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the corporation of any other class or series shall thereafter have the status of authorized but unissued shares of preferred stock of the corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preferred stock.

                           ARTICLE IV

         The number and class of shares to be issued before the corporation shall commence business is fifty (50) shares of common stock with a par value of Twelve Dollars and Fifty Cents ($12.50) per share. The consideration to be paid therefor and the capital with which the corporation shall commence business is Six Hundred Twenty-Five Dollars
($625.00). The corporation will not commence business until consideration of the value of at least Six Hundred Twenty-Five Dollars ($625.00) has been received for the issuance of shares.

                           ARTICLE V

         The name and place of residence of each incorporator is as follows:

         R. Crosby Kemper, Jr.
         1014 Greenway Terrace
         Kansas City, Missouri

         Charles G. Young, Jr
         221 West 48th Street
         Kansas City, Missouri

         V. B. Kassebaum
         1215 West 59th Street
         Kansas City, Missouri

                           ARTICLE VI

         The number of directors constituting the first Board of Directors of the corporation was nine (9) and the number constituting the Board at the time of the effectiveness of the Amendment is seventeen (17). Hereinafter, the number of directors shall be fixed by, or in the manner provided in, the By-Laws of the corporation. Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days of such change. Directors need not be shareholders unless the By-Laws require them to be shareholders.

                          ARTICLE VII

         The duration of the corporation is perpetual.

                          ARTICLE VIII

         The corporation is formed for the following purposes:

(a) To purchase, subscribe for or otherwise acquire and own, hold as an investment or otherwise, use, sell, assign, deal in, transfer, mortgage, pledge, exchange or otherwise dispose of, alone or in syndicates or otherwise in conjunction with others, shares of capital stock, bonds, debentures, notes, evidences of indebtedness and other securities, contracts or obligations of any corporation, association, partnership, entity, or governmental, municipal or public authority, domestic or foreign, and to pay therefor in whole or in part, in cash or by exchanging therefor shares of the capital stock, bonds, debentures, notes or other obligations of this corporation or any other corporation, and while the owner or holder of any such property to receive, collect and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any securities so owned:

(b) To carry on and conduct either directly or through subsidiaries any lawful business or businesses, and to do all things necessary or proper for the conduct of any businesses in which the corporation may be engaged;

(c) To make, manufacture, process, organize, finance, manage, operate, purchase, sell, own, hold, store, exchange, rent, lease, service, repair, handle or deal in and within any manner, property of any and every description and class which is now or may become the subject of trade or commerce;

(d) To cause to be formed, to promote, and to aid in the formation of any corporation or association, domestic or foreign, and to cause or participate in the merger, consolidation, reorganization, liquidation or dissolution of any corporation or association, domestic or foreign, in which, or in the business or welfare of which, the corporation shall have directly or indirectly any interest;

(e) To operate, manage, supervise, and control all or any part of the business and property of any corporation, association, firm, entity, individual or undertaking, domestic or foreign, or to take any part therein, and to appoint and remunerate any directors, accountants, other experts, agents, employees and persons;

(f) To acquire by purchase, lease or otherwise, to construct, assemble, own, hold, lease, rent, remodel, improve, reconstruct, mortgage, encumber, operate, manage, deal in and dispose of machinery, equipment, appliances, fixtures, buildings, offices, factories, store rooms, warehouses, plants, garages, apartments and houses, with all improvements, machines, fixtures and equipment appurtenant or convenient thereto, or which may be useful or desirable in the conduct of any business or businesses in which the corporation is or may be engaged;

(g) To own, acquire, buy, sell, deal in, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber real estate, whether improved or unimproved, and any interest of any kind whatsoever therein, and to own, hold, deal in and dispose of such property, whether real, personal or mixed;

(h) To acquire the good will, business, rights and property of any person, firm, association or corporation, and to pay for the same in cash, property, stocks, notes or otherwise; to hold and enjoy or in any manner to dispose of the whole or any part of the property, assets and rights so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers necessary or convenient in and about the conduct and management of any business or businesses in which the corporation is now or may hereafter be engaged;

(i) To sell, lease, convey, or otherwise dispose of, mortgage, pledge or otherwise encumber all or any part of its property and assets;

(j) To acquire, deal in, purchase, own, hold, lease rent, mortgage, develop, mine, produce, acquire, exploit, encumber and dispose of lumber, natural resources, minerals and mineral rights or royalty interests of any kind;

(k) To acquire, own, deal in, hold, enjoy, use and dispose of patents and patent rights, trademarks and trade names, distinctive marks, copyrights, licenses, inventions, improvements, processes, franchises, permits and other evidences of lawful authority or agency;

(l) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage, assignment in trust, pledge, conveyance, or other encumbrance of the whole or any part of the property of the corporation at the time owned or thereafter acquired;

(m) To purchase, acquire, hold, sell, transfer and redeem or otherwise deal in shares of its own capital stock, whenever and to the fullest extent permitted by law;

(n) To lend money, and to acquire, take or hold as security, if desired, real and personal property, bonds, debentures, notes or any other evidences of interest or indebtedness or any other security for the payment of funds so loaned; to promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds, or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporation or association, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds, or other evidences of indebtedness of securities;

(o) To have and to exercise all powers necessary or incident to carrying out its corporate purposes, to exercise all other powers permitted by law, and to possess and enjoy all rights and powers which now or at any time hereafter may be granted to or exercised by a corporation of this character;

(p) Nothing in these Articles of Incorporation shall authorize this corporation to engage in any business which would cause the corporation to be, or become, an investment company as that term is defined in the Investment Company Act of 1940, or shall authorize the corporation to hold itself out as such an investment company.

                           ARTICLE IX

         No holder of stock of the corporation of any class shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and all such additional shares of stock or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                           ARTICLE X

         The By-Laws of the corporation may from time to time be altered, amended, suspended or repealed, or new By-Laws may be adopted, in any of the following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of at least two-thirds of the outstanding shares of stock of the corporation entitled to vote thereon, or (ii) by resolution adopted by a majority of the full Board of Directors at a meeting thereof, or (iii) by unanimous written consent of all the Directors in lieu of a meeting; provided, however, that the power of the Directors to alter, amend, suspend or repeal the By-Laws or any portion thereof may be denied as to any By-Laws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

                           ARTICLE XI

         The corporation reserves the right to alter, amend or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the corporation reserves the right and privilege to amend its Articles of Incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to shareholders of any class the right to purchase or subscribe for any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, or securities or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class, and to vary the preferences, priorities, special powers, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each class, and to accept and avail itself of, or subject itself to, the provisions of any statutes of Missouri hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon, or, in the event the laws of Missouri require a separate vote by classes of shares, upon the affirmative vote of the holders of a majority of the shares of each class whose separate vote is required thereon; provided, however, that none of the provisions of the ARTICLE XI or ARTICLE III or
ARTICLE X may be amended or repealed nor may any provision be added to these Articles of Incorporation that would be inconsistent with any provision of this ARTICLE XI or ARTICLE III or ARTICLE X hereof or by the By-Laws of the corporation, unless such amendment, repeal or additional provision shall be approved by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this _____ day of_______________, 19___.



______________________________



______________________________



______________________________




STATE OF MISSOURI   )
                                       )
COUNTY OF JACKSON)

         I, ____________________, a Notary Public, do hereby
certify that on this ____ day of ________________, 19___,
personally appeared before me ____________________, ____________________ and _____________________ who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.


______________________________

Notary Public


My commission expires:

___________________

EXHIBIT 4.2
                  UMB FINANCIAL CORPORATION

                            BY-LAWS

               (As amended through July 30, 1996)

                           ARTICLE I

                      Location of Offices

Section 1.  Principal Office.  The principal office of the
Corporation shall be located in Kansas City, Jackson County,
Missouri, or at such other place as may be designated from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation may have offices at such other place or places, either within or without the State of Missouri, as the Board of Directors may from time to time designate.

                           ARTICLE II

                    Meetings of Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, beginning at 11:00 a.m. or such other hour as shall be designated in such notice, on the Thursday following the third Wednesday in April in each year, or if that be a legal holiday on the next succeeding day not a legal holiday, for the purpose of electing a Board of Directors and transacting such other business as may come before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, or in the case of the absence or disability of the Chairman of the Board, by the Vice-Chairman of the Board, or the President, or at any time upon the written request of a majority of the Board of Directors, or upon the written request of the holders of not less than one-fifth of the outstanding stock of the Corporation entitled to vote at such meeting. Each call for a special meeting of the stockholders shall state the time, the day, the place and the purpose or purposes of such meeting, and shall be in writing, signed by the persons making the same, and delivered to the Secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.

Section 3. Notice of Meetings. Written or printed notice of each meeting of the stockholders stating the hour and day when, and the place where, such meeting is to be held shall be served as hereinafter provided on each stockholder entitled to vote thereat not less than ten (10) days or no more than fifty
(50) days before such meeting, except that further notice shall be given of particular matters if required by law. In the case of the annual meetings the notice shall state that the purposes thereof are the election of a Board of Directors and the transaction of such other business as may come before the meeting. In the case of a special meeting such notice shall state the purpose or purposes for which the meeting is called. Service of such notice shall be made either personally or by depositing the same in a sealed envelope addressed to the stockholder at his address as it appears upon the records of the Corporation, and deposited in a United States Post Office, with the postage thereon prepaid. If such notice is served by mailing the same, it shall be deemed to have been given at the time when the same shall be thus mailed. If any stockholder shall not have an address appearing upon the books of the Corporation, such notice may be given by mailing the same as heretofore provided, addressed to such stockholder at the General Post Office in Kansas City, Missouri. Service of such notice shall be made by the Secretary, but in case the Secretary shall refuse or neglect to serve such notice upon each stockholder as herein provided, then such service may be made by any officer or director of the Corporation. In addition, such published notice shall be given as required by law.

Section 4. Waiver of Notice. Any stockholder may waive notice of any meeting of the stockholders, by a writing signed by him, or by his duly authorized attorney, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by law or by these By-Laws. Any stockholder present in person, or represented by proxy, at any meeting of the stockholders shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Actions Without a Meeting. Any action which is required to be taken, or may be taken, at a meeting of stockholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held, and may be stated as such in any certificate or document filed under the provisions of Chapter 351 of the Revised Statutes of Missouri, 1959, as amended.
The Secretary shall file such consents in the minute book of the Corporation.

Section 6. List of Stockholders. At least ten (10) days before each meeting of stockholders the Secretary shall cause to be prepared a complete list of the names and addresses of all stockholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept at the registered Missouri office and shall be subject to inspection by any stockholder during regular business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any stockholder during the meeting.

Section 7. Quorum. At any meeting of the stockholders, a majority of the outstanding capital stock entitled to vote at such meeting, being represented in person or by proxy, shall constitute a quorum for all purposes, including the election of directors, except where it is otherwise provided by law.

Section 8. Organization. The Chairman of the Board, and in his absence, the Vice-Chairman of the Board or the President, shall preside at each meeting of the shareholders and shall act as Chairman thereof. The Secretary shall act as secretary of all meetings of the stockholders.

Section 9. Voting. At each meeting of the stockholders, each stockholder shall be entitled to vote in person, or by proxy made in accordance with the provisions of the By-Laws of the Corporation, held by some person or persons present at such meeting, upon all matters presented at the meeting. With the exception of the election of directors, each stockholder shall have one vote for each share of stock standing in his name on the books of the Corporation on the record date determined as provided in Section 6 of Article VII of the By-Laws. In the election of directors each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him multiplied by the number of directors to be elected at such election, and said votes may be cast for one director or distributed among two or more candidates. All questions, except any question the manner of deciding which is specially regulated by law, shall be determined by a majority of the outstanding shares of capital stock represented at each meeting. If voting shall be by ballot for the election of directors or other questions, the Chairman of such meeting of the stockholders may appoint not less than two (2) persons, who are not directors or candidates for the election as a director, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the Chairman. Each such Inspector, before entering upon the discharge of his duties, shall take and subscribe the following oath: "I do solemnly swear, that I will execute the duties of an Inspector of the election now to be held, with strict impartiality and according to the best of my ability." The Inspectors of Election shall take care of the polls and after the balloting shall make and file a written certificate of the result of the votes cast at the meeting.

Section 10. Adjournment. If, at any meeting of the stockholders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, the stockholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day, or from time to time, not exceeding ninety (90) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. Such adjournment and the reasons therefor shall be recorded in the minutes. At any such adjournment meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Proxies. Every proxy must be in writing, signed by the stockholder himself, or by his duly authorized attorney, or by his legal representative, and must be filed with the Secretary of the Corporation at or before the roll call of the meeting at which the same is to be used, and unless so signed and filed it cannot be used at such meeting. Any proxy may be revoked at the pleasure of the person executing it, by a writing similarly signed and filed, unless such person shall have specified therein that it is irrevocable. No proxy shall be valid after the expiration of eleven (11) months from its date, unless the person executing it shall have specified therein the length of time for which such proxy is to continue in force. In the event that such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide.

                          ARTICLE III

                           Directors

Section 1. Qualifications. The corporate powers, business and property of the Corporation shall be exercised, conducted and controlled by the Board of Directors. It shall not be necessary for a director to be a stockholder.

Section 2. Directors - Number; Classes. Unless the Articles of Incorporation shall require a different number, the number of directors to constitute the Board of Directors shall be twenty-eight (28). Commencing with the annual meeting of shareholders in 1979, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. At the annual meeting of shareholders in 1979, directors of the first class (Class I) shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, directors of the second class (Class II) shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders, subsequent to the annual meeting of shareholders in 1979, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any increase or decrease in the authorized number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. If it shall happen at any time that the election of directors shall not be held on the day designated by the By-Laws of the Corporation, such election may be held on any other day at a special meeting of the shareholders called and held for that purpose.

Section 3.  Election of Directors; Terms; Removals;
Vacancies. If at any meeting of shareholders, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election. Each director shall hold office for the term for which he is elected in accordance with these By-Laws, and until his successor is elected and qualified or until his earlier death, resignation or removal. The entire Board or any one or more directors may be removed with or without cause if (1) at a meeting specially called for the purpose of removing directors, the holders of at least two-thirds of the outstanding shares of stock then entitled to vote in elections of directors shall vote for such removal, and (2) as to any director, the number of shares voted against removal would not be sufficient to elect him if then cumulatively voted in an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. If the office of any director is vacant by reason of death, resignation, removal or increase in the number of authorized directors due to amendment of the By-Laws, a majority of the other directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders meeting, which election shall be not later than the next regularly scheduled annual meeting of the shareholders. Any successor so elected at a shareholders meeting shall be elected for a term which shall expire on the same date as the term of his predecessor would have expired.

Section 4. Annual Meeting. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the same day as the annual meeting of the stockholders, following the final adjournment of the annual meeting of stockholders on that day. In the event the annual meeting of stockholders is continued, recessed or adjourned from day to day, or from time to time, then in such event the annual meeting of the directors shall be held immediately following the final adjournment of the annual meeting of stockholders. If for any reason such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter held.

Section 5. Regular Meetings Other Than Annual Meetings. Regular meetings of the directors may be held at such time and place as shall be determined from time to time by resolution of the Board of Directors. After the time and place of such regular meeting shall have been so determined, no notice of such regular meeting need be given.

Section 6. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called by the Secretary of the Corporation at the written request of the Chairman of the Board, the Vice-Chairman of the Board, the President or at the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 7. Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board of Directors. Notice of any change in the place of holding any regular meeting, or of any adjournment of a regular meeting to reconvene at a different place, shall be given by mail or telegraph not less than forty-eight (48) hours before such meeting, to all directors who were absent at the time such action was taken. The Secretary of the Corporation shall give notice of all special meetings of the directors by delivering to each director in person not later than the day prior to the meeting, or as to any such director not so personally notified by mailing to him, a written or printed notice of such meeting, postage prepaid, or by telegraph or by messenger delivery to each such director, at his last known address, so that in the ordinary course of the method of delivery it would reach such director at least on the day prior to the meeting. The business transacted at all special meetings of directors shall be confined to the subjects stated in the notice and to matters germane thereto, unless all directors of the Corporation are present at such meeting and consent to the transaction of other business. Whenever any notice is required to be given to any director under any provisions of the By-Laws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Such waiver may be by telegram, confirmed in writing within five
(5) days thereafter.

Section 8. Actions Without a Meeting. If all the directors, severally or collectively, consent in writing to any action to be taken by the directors, such consents shall have the same force and effect of a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under the provisions of Chapter 351 of the Revised Statutes of Missouri, 1959, as amended.
The Secretary shall file such consents in the minute book of the Corporation.

Section 9. Quorum. A majority of the Board of Directors of the Corporation, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where otherwise provided by law or by the By-Laws of the Corporation.

Section 10. Adjournment. If at any meeting of the Board of Directors a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time to any date until the next regular meeting, without notice other than verbal announcement at the meeting and adjournments thereof, until a quorum shall attend. Likewise, any meeting of directors at which a quorum is present may also be adjourned, in like manner and on like notice, for such time or upon such call as may be determined by vote of a majority of the directors there present. At any adjournment of any such meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Organization. The Chairman of the Board, and in his absence the Vice-Chairman of the Board or the President, and in the absence of all of them, a Chairman pro tem, chosen by the directors present, shall preside at each meeting of the directors and shall act as Chairman thereof. The Secretary or an Assistant Secretary, and in the absence of the Secretary or any Assistant Secretary, a Secretary pro tem, chosen by the directors present, shall act as Secretary of all meetings of the directors.

Section 12. Rules and Regulations. The Board of Directors shall supervise all officers and agents and see that their duties are properly performed. The Board of Directors may adopt such rules and regulations for the conduct of their meetings, the guidance of the officers and the management of the affairs of the Corporation as they deem proper, not inconsistent with law or the By-Laws of the Corporation, and may, from time to time, determine the order of business at their meetings.

Section 13. Minutes and Statements. The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the stockholders.

Section 14. Powers of the Board. In addition to the power and authority conferred upon them by law, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law prohibited or limited, and which are not required or directed to be exercised or done by the stockholders.

Section 15. Compensation of Directors. The compensation to be paid the directors of this Corporation for services at all regular or special meetings of the Board of Directors shall be determined from time to time by the Board of Directors; provided, that no such compensation shall be paid to any director who shall at the time be receiving a salary from this Corporation or any of its subsidiaries as an officer thereof.

                           ARTICLE IV

                           Committees

Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate an Executive Committee to consist of the Chairman of the Board, the President, and such number of other Directors, Advisory Directors and Executive Officers as they shall determine. The members of the Executive Committee shall hold their office as such until the membership is changed by the Board of Directors. In making such new appointments the Board of Directors shall designate the Directors, Advisory Directors or Executive Officers said appointees are to succeed and the time they are respectively to serve on said
Committee. The Executive Committee shall have and may exercise all powers of the Board of Directors. A majority of the members of the Executive Committee shall determine its action and shall fix the time and place of its meetings unless the Board of Directors shall otherwise provide. When regular meetings have been established no notice shall be required thereof and any and all business may be transacted thereat. Notices of special meetings shall be given in the same manner as is provided for special meetings of the Board of Directors. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting.
A majority of the Executive Committee shall constitute a quorum. The Executive Committee shall keep regular minutes of its proceedings and shall report the same at the next succeeding meeting of the Board of Directors.

Section 2. Other Committees. The Board of Directors may, from time to time, designate such other committees as the Board may deem advisable, and may select or designate the manner of selecting any such committee, which committee may consist in whole or in part of officers of this Corporation, whether or not they be directors thereof, or directors of any subsidiary of this corporation. Each such committee shall have and may exercise such powers as the Board of Directors shall provide by its resolution.

Section 3. Compensation of Committee Members. The Board of Directors shall determine the compensation to be paid to each member of any committee appointed by it for service on such committee, provided that no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the Corporation or any of its subsidiaries as an officer thereof.

                           ARTICLE V

                            Officers

Section 1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Chairmen of the Board, one or more Vice Presidents, a Secretary, a Treasurer and such other executive officers as shall be designated by the Board of Directors, all of whom shall be chosen by the Board of Directors. The Chairman of the Board and the President shall be chosen from among the directors; any person may hold two or more offices, except the offices of Chairman of the Board and Secretary, or President and Secretary.

Section 2. Subordinate Officers. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may appoint such subordinate officers and such assistant officers as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may deem necessary or advisable.

Section 3. Tenure of Office and Removal. The tenure of office of each of the executive officers of the Corporation, subject to prior removal, shall be until the close of the next annual meeting of the stockholders following his election, and until the election of his successor. Any executive officer may be removed at any time prior to the expiration of his term by affirmative vote of the majority of the directors. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may remove any subordinate officer or assistant officer at any time. If the office of any officer of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or inability to act, the Board of Directors may, in every such case, choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors, but no longer than the unexpired portion of the term of the officer or agent whose place is vacant, and until his successor shall have been duly elected and qualified.

Section 4. Compensation. The Board of Directors may from time to time in its discretion fix or alter the compensation of any executive officer and the Board of Directors or the officer who appointed any subordinate or assistant officer may from time to time in its or his discretion fix or alter the compensation of any subordinate or assistant officer.

Section 5. Duties of the Officers. The Chairman of the Board, the Vice-Chairman of the Board, the President and the Vice-Presidents shall perform such duties as may from time to time be directed by the Board of Directors and have such powers as may from time to time be conferred upon them by the Board of Directors, except to the extent otherwise provided by law.

The Secretary shall attend all meetings of the stockholders of the Corporation, and the Board of Directors and standing committees. He shall act as the clerk or secretary thereof and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation's seal. He shall have charge of the corporate records and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books, registers stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of stockholders and directors as required by law and the By-Laws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep full and accurate account of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner and for the purpose ordered by the Board of Directors, and shall render to the Board of Directors, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. And he shall perform such other duties as the Board of Directors may from time to time prescribe.

Any subordinate officers and assistant officers appointed by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President shall perform such duties as may from time to time be directed by the Board of Directors or the officer who appointed them and any such subordinate officer of assistant officer shall have such powers as may from time to time be conferred upon them by the Board of Directors or the officer who appointed them, except to the extent otherwise provided by law.

Section 6. Officers' Bonds. The Board of Directors may require any officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the Corporation in case of death, resignation or removal from office of such officer or officers, of all books, papers, vouchers, money and other property of whatever kind in their possession, belonging to the Corporation.

                           ARTICLE VI

                      Agents and Attorneys

The Chairman of the Board, the Vice-Chairman of the Board and the President or any one of them, may appoint such agents, attorneys and attorneys-in-fact of the Corporation as any one of them may deem proper, and any one of them may, by written power of attorney, authorize such agents, attorneys, or attorneys-in-fact, to represent the Corporation and for it and in its name, place and stead, and for its use and benefit to transact any and all business, to the extent authorized, which said Corporation is authorized to transact or do by its Articles of Incorporation, and in its name, place and stead, and as its corporate act and deed, to sign, acknowledge and execute any and all contracts and instruments, in writing, necessary or convenient in the transaction of such business as fully to all intents and purposes as said Corporation might or could do if it acted by and through its regularly elected and qualified officers.

                          ARTICLE VII

               Certificate of Stock and Transfers

Section 1. Forms and Execution of Certificates. Each stockholder of the Corporation whose stock has been paid for in full shall be entitled to have a certificate or certificates, certifying the number of shares of stock of the Corporation owned by him. The certificates of stock shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the Chairman or the President, and the Secretary or an Assistant Secretary, having affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed, and express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued. If the Corporation has a registrar, a transfer agent or a transfer clerk who actually signs such certificates, the signatures of any of the officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

Section 2. Transfer of Stock. Shares of stock, after certificates thereof have been issued, shall be transferable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books and the old certificate is surrendered for cancellation.

Section 3. Old Certificate to be Canceled. No new certificate shall be issued for previously issued certificates until the former certificate or certificates for the shares represented thereby shall have been surrendered to and canceled by the Secretary, by writing across the face thereof the word "Canceled" with the date of cancellation; in case any certificate shall be claimed to be lost or destroyed, no new or duplicate certificate shall be issued for the shares represented thereby and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation.

Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise required by the Corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 5. Registered Stockholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.
Section 6. Closing of Stock Transfer Books - Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as herein provided, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of stockholders so entitled to participate.

                          ARTICLE VIII

                              Seal

The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "UMB Financial Corporation - Missouri", and elsewhere thereon shall bear the words "Corporate Seal". The corporate seal may be affixed by impression or may be facsimile, engraved or printed.

                           ARTICLE IX

                    Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors. Absent action by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

Section 2.  Failure or Refusal to Give Notice Upon Request.
If the Secretary, upon written request by the proper party or parties as permitted and provided in these By-Laws, shall fail or refuse to give any notice which he is required to give in accordance with the provisions hereof, the party or parties entitled to require that such notice be given may sign and issue a notice of the character and in the manner herein provided and setting forth in such notice the fact of such failure or refusal on the part of the Secretary to give the notice as requested; and such notice so signed and issued shall have the same force and effect as though signed and issued by the Secretary of the Corporation.

Section 3. Checks, Drafts, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that the Board of Directors may authorize the use of facsimile signatures of such officers and upon such terms and subject to such conditions as the Board of Directors may determine.

Section 4.  Indemnification of Directors and Officers.
1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the Corporation or any other corporation) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with such action, suit or proceeding so long as the results of an investigation of the matter as described in Section 4 includes a finding that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in an action by or in the right of the Corporation no indemnification shall be made in respect of any judgments, fines and amounts paid in settlement and provided further that in such an action there shall be no indemnification for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction so orders.

2. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3. Any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Except as provided in Section 3, indemnification of anyone under Section 1, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the bank.

6. If authorized by the Board of Directors, the Corporation may advance the costs and expenses incurred in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to indemnification.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability for which it may indemnify such people under the terms of this Article.

8. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

Section 5. Amendments to By-Laws. The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of this Corporation from time to time.

I, David D. Miller, Corporate Secretary of UMB Financial Corporation, hereby certify that the foregoing is a true and complete copy of the Company's By-Laws as amended through January 19, 1995 and that there have been no amendments since that date



______________________________

David D. Miller, Corporate Secretary


______________________
Date

                         CERTIFICATION

                     ARTICLE IX, SECTION 4

           OF THE BYLAWS OF UMB FINANCIAL CORPORATION

           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.  Indemnification of Directors and Officers.
1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the Corporation or any other corporation) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with such action, suit or proceeding so long as the results of an investigation of the matter as described in Section 4 includes a finding that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in an action by or in the right of the Corporation no indemnification shall be made in respect of any judgments, fines and amounts paid in settlement and provided further that in such an action there shall be no indemnification for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction so orders.

2. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3. Any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Except as provided in Section 3, indemnification of anyone under Section 1, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the bank.

6. If authorized by the Board of Directors, the Corporation may advance the costs and expenses incurred in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to indemnification.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability for which it may indemnify such people under the terms of this Article.

8. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.



I, David D. Miller, Corporate Secretary of UMB Financial
Corporation, hereby certify that the foregoing is an excerpt from the Company's Bylaws as of the date shown below.



______________________________

David D. Miller, Corporate Secretary


____________________
Date

EXHIBIT 4.4
                 UNITED MISSOURI PROFIT SHARING AND SAVINGS PLAN


                                   ARTICLE ONE
                          NAME, PURPOSE AND DEFINITIONS


A.       Name.  The  name  of the  Plan  shall  be UMB  Profit
Sharing and 401(k) Savings Plan.

B. Purpose. The purpose of this Plan is to provide for the sharing of a portion of the Employers' annual profits with Employees who are participants hereunder; further, to provide a means whereby the Employers may make periodic and recurring contributions to a profit sharing trust, qualified under section 401 of the Internal Revenue Code, for the exclusive benefit of such participants, with distributions to be made out of the trust to such participants at the time of their retirement, or of their earlier separation from the service of the Employers, all as hereinafter set out.

C.       Definitions.

1. "Active Participant" means in general an Employee who has qualified for participation and is participating in the Plan in accordance with Article Two; and as of an Annual Valuation Date for purposes of sharing in the allocation of Employer contributions the term means an Active Participant who remains an Employee on such Annual Valuation Date and who has within the Plan Year in which such Annual Valuation Date occurs completed at least 1,000 Hours of Service.

2. "Affiliate" means any subsidiary of UMB and any subsidiary of an Affiliate. For this purpose "subsidiary" means a corporation 50% or more of the voting stock which is owned by UMB or by one or more Affiliates or by any combination thereof.

3. "Anniversary Date" means an anniversary of the effective date of the Plan.

4. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

5. "Compensation" shall mean a Participant's wages, salaries and other amounts received for services actually rendered in the course of employment with the employer and shall include all overtime payments, production and accuracy bonuses to proof machine operators, amounts redirected pursuant to a cafeteria plan under Section 125 of the code, amounts deferred pursuant to a salary deferral agreement in accordance with Section 401(k) of the Code, and with respect to any participant who, in accordance with the terms of the participant's employment arrangement customarily receives a substantial portion of the participant's earnings in the form of a special bonuses or commissions, all such special bonuses or commissions; but shall not include:

(a)  Incentive  payments,   merit  payments,   bonuses,   commissions  or  other
extraordinary earnings except as expressly hereinabove provided;

(b) Employer contributions to this plan or any other compensation which is includible in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any other contributions from a plan of deferred compensation, except as expressly hereinabove provided;

(c) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(d) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(e) Other amounts which received special tax benefits.

In addition to other applicable limitations which may be set forth in this plan and notwithstanding any other contrary provisions of the plan, compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in section 415(d) of the Internal Revenue Code, for the purpose of calculating a plan participant's accrued benefit (including the right to any optional benefit provided under the plan) for any plan year commencing after December 31, 1988. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on the first day of the plan year beginning in 1989 without regard to this provision.

Notwithstanding the preceding sentence, the accrued benefit of a plan participant who is a highly compensated employee, within the meaning of section 414(q) of the Code, is reduced to the extent a benefit has accrued with respect to compensation in excess of $200,000 during the 1989 plan year before the later of the adoption or effective date of this provision.

For purposes of applying the limitations of Article Five, Compensation for a Plan Year is the Compensation actually paid or includible in gross income during such year.

In addition to any other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under this Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(b) of Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period beginning in such calendar year). If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

6. "Disability Retirement Date" means the date as of which the participant, on the basis of medical or other competent evidence, is found to be incapable, by reason of any apparently permanent mental or physical impairment, of performing his regular duties with his Employer, provided that such impairment was not caused by an intentional self-inflected injury or self-induced sickness, or by engagement in an unlawful act.

7. "Early Retirement Date" means the date of attainment of age fifty-five and completion of twenty or more years of service in the employ of one or more of the Employers.

A. "Elective Deferrals" means any Employer contribution made to the Plan at the election of the Participant in lieu of cash compensation and shall include contributions made pursuant to a salary deferral agreement under Article Four A entered into between the Employer and Participant or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals shall be the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described under in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible compensation plan under Section 457 of the Code, any Plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary deferral agreement.

8. "Employee" means any person employed by any of the Employers. Officers and directors who are Employees of the Employers shall be eligible to participate in this Plan on the same basis as other Employees.

9. "Employer" and "Employers" means UMB and each and all of the Participating Affiliates. The phrase Aservice in the employ of the Employers", "Employment by the Employers", "compensation by the Employers" and similar phrases, whether the singular "Employer" or the plural "Employers" is used, shall be deemed to refer to the employment or Compensation, as the case may be, by any one or more of the Employers, so that a transfer or successive transfers of employment from one Employer to another (without a break in continuous service with one or more of the Employers) shall not result in a termination of participation or interruption of service of a Participant or Employee for purposes of this Plan.

10. "Entry Date" means January 1 and July 1 of each year.

11. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

12. "First Date of Employment" means the first date on which an Employee completes an Hour of Service. If a person who has not met the service requirements for participation ceases to be an Employee and incurs a One-Year Break in Service during an eligibility computation period, then his First Date of Employment shall be the first day after he again becomes an Employee for which he has an Hour of Service. An eligibility computation period is a period of twelve consecutive months commencing on the Employee's First Date of Employment or any anniversary thereof.

13. "Highly Compensated Employee" means "highly compensated active employees" and Ahighly compensated former employees."

A "highly compensated active employee" includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the code); (b) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term "highly compensated employee" also includes:
(1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (2) Employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensation employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

A "highly compensated former employee" for a determination year includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a family member of either a five percent owner who is an active of former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent owner of top-10 Highly compensated Employee shall be aggregated. In such case, the family member and five percent owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent owner or top-10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(g) of the code and the regulations thereunder.

All Employees who are not Highly Compensated Employees shall be "Nonhighly Compensated Employees."

14. "Hour of Service" means an Hour of Service as defined in subparts (a), (b) and (c) below.

(a) An Hour of Service is each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties during the applicable computation period. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

(b) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours shall not be credited under both subparts.

(c) An Hour of Service is, in addition to Hours of Service as defined in subparts (a) and (b) above, each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties during the applicable computation period. For purposes of this subpart (c), irrespective of whether these hours have accrued in other computation periods, these hours shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee come due. For purposes of this Part, Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee's most recent hourly rate of Compensation for performance of duties or (ii) the Employee's average hourly rate of Compensation for the performance of duties for the most recent computation period in which the Employee completed more than 500 Hours of Service.

15. "Normal Retirement Date" means the date of attainment of age sixty-five.

16. "One-Year Break in Service" means a Plan Year during which the Employee has not completed more than 500 Hours of Service. Notwithstanding the preceding sentence, an Employee shall incur no One-Year Break in Service in such a period if his failure to complete more than 500 Hours of Service during the Plan Year occurred because of an Employer-approved leave of absence or due to any of the causes described below:

(a) pregnancy of the Employee;

(b) the birth of a child of the Employee;

(c) the placement of a child with the adoption of such child by such individual; or

(d) the care of such child for a period beginning immediately following such birth or placement, provided however, the total number of hours treated as Hours of Service for all causes enumerated under clauses (a) through (d) above shall not exceed 501, and provided further, that such hours shall be treated as Hours of Service only in the Plan Year in which the absence from service begins, if such treatment prevents the Employee from incurring a One-Year Break in Service in such Plan Year. In any other case such hours shall be treated as Hours of Service (but only to the extent required to prevent a One-Year Break in Service) in the immediately following Plan Year. The Administrative Committee may establish procedures for use by an Employee to furnish timely information to establish that the absence as a valid maternity or paternity leave and the number of days of this absence. If such procedures are established, no credit will be given for Hours of Service in connection with a maternity or paternity leave unless those procedures are followed.

16A. "Participant" shall mean an Employee who is eligible to participate, and is participating in the Plan.

17. "Participating Affiliate" means an Affiliate; provided however, that except as otherwise herein expressly provided, an existing corporation which is acquired by UMB shall not be considered a Participating Affiliate for any purpose of the plan prior to the date on which it becomes an Affiliate and that a newly incorporated Affiliate shall not be considered a Participating Affiliate for any purposes of the Plan prior to the earlier of (i) the date on which it commenced business or (ii) the date in which it first paid or accrued Compensation to one or more officers or employees.

18. "Plan" means the Plan named in this Article, originally established effective January 1, 1961, as the same has been an may hereafter be amended from time to time.

9. "Plan Year" means the calendar year, and "Year" means a Plan Year unless otherwise clearly indicated. The term "Plan Year" shall also have the meaning "Limitation Year" when applied to limitations relating to the allocation of "Annual Additions" as expressed in Article Five of the Plan, and wherever else such application may be required to satisfy any requirement of the Code.

20. "UMB" means UMB Financial Corporation, a Missouri corporation.

21. "Valuation Date" means the last business day of each month in each Plan Year, and "Annual Valuation Date" means the last business day of each Plan Year.

22. "Year of Service" means a period of twelve consecutive months during which the Employee has completed at least 1,000 Hours of Service. For purposes of Article Two, regarding eligibility, the twelve month period shall begin on the Employee's First Date of Employment or any anniversary thereof. For purposes of Article Nine, regarding benefits and forfeitures, the twelve month period shall be the calendar year.

                                   ARTICLE TWO
              EFFECTIVE DATE OF PLAN ELIGIBILITY AND PARTICIPATION

A. The Plan was originally effective from January 1, 1961, and the Plan in the form amended and restated herein shall be effective, except as otherwise expressly herein provided, as of January 1, 1989.

B. Each Employee who was a participant on December 31, 1988, shall continue to participate as of January 1, 1989, if he was an Employee on that date.

C. Each Employee who was not a Participant on December 31, 1988 shall be eligible for participation under this Plan as of the first Entry Date concurrent with or next following the date the Employee completes one Year of Service, but only if the Employee is an Employee on that Entry Date. However, for purposes of eligibility for making Elective Deferrals under Article Four A, an Employee shall be eligible for participation under this Plan, for the purposes of making Elective Deferrals only, as of the first Entry Date concurrent or next following the date the Employee commences employment with the Employer provided that the Employee is employed on the Entry Date and is regularly scheduled to perform 20 or more hours of service for the Employer per week.

D. A former participant shall again become a participant immediately upon his return to the employ of the Employer if such former participant had a nonforfeitable right to all or a portion of the Class 1 units credited to his account at the time of his termination.

E. A reemployed former participant who did not have a nonforfeitable right to any portion of the Class 1 units credited to his account at the time of his termination shall be considered a new Employee, for eligibility purposes, if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service before such Break. If such former participant's Years of Service before his termination exceed the number of consecutive One-Year Breaks in Service after such termination, such reemployed individual shall resume participation immediately upon his reemployment.

F. An Employee of a Participating Affiliate which became an Affiliate on or after January 1, 1983, shall be credited with service performed for the Employer during any period of time before the Employer became a Participating Affiliate, but only for the following purposes, and to the following extent:

1.  For  the  determination  of  eligibility  for  participation   hereunder  in
accordance with Part C of this Article Two;

2. For satisfaction of the twenty Years of Service requirement for Early Retirement.

3. For the determination of Years of Service for vesting of Class 6 units, such service shall not be taken into account in the determination of Years of Service for vesting of Class 1 units, nor for any other purpose not specified in this Article Two.

                                  ARTICLE THREE
                         AMOUNT OF PROFITS TO BE SHARED

A. Profit Sharing Formula. Each Plan Year, the total amount of annual profits to be shared by the Employers with participants shall be an amount determined as follows:

1. If Consolidated Net Income for the year (as herein defined) equals or is less than eight percent of Shareholders' Equity (as herein defined), there shall be no obligation to share profits for such year. If Consolidated Net Income exceeds eight percent of Shareholders' Equity, then determine the lesser of:

(a) The maximum amount which in the year could be paid or contributed hereunder out of profits without reducing Consolidated Net Income (after such payment of contribution) below eight percent of Shareholders' Equity; and

(b) Eight percent of Consolidated Net Income.

plus any amount that may be determined by the Board of Directors of UMB pursuant to any goal achievement program established by the Board of Directors of UMB.

2. Subject to the provisions of Paragraph 3 of this Section A and also to adjustment as may be required by the provisions of Section C of this Article, the amount determined above shall be the amount of profits to be allocated to the participant under this Plan and the ESOP of UMB as hereinafter provided.

3. Notwithstanding the profit share determination formula set forth above, the Board of Directors of UMB may in its discretion, by action taken by it or on its behalf by its Executive Committee, determine that the amount to be allocated to the Plan Participants for the year shall be an amount less or greater than the amount calculated as provided above in this Article. The total amount of annual profits to be shared by the Employers with Participants shall be apportioned between the Plan and the ESOP of UMB in the ratio determined by the Board of Directors of UMB; provided, however, that the amount contributed to this Plan with respect to any plan year shall be no less than one-fifth (1/5) and no more than four-fifths (4/5) of the total amount so determined unless the Board of Directors of UMB in its discretion determines that different maximum or minimum fractions be utilized including the minimum fraction of zero.

B. Formal Definitions. For the purpose of applying the formula set out in the foregoing Part A of this Article, with respect to a particular Plan Year, the following terms are defined as herein provided:

1. "Shareholders' Equity" means the sum of (a) Shareholders' Equity of United Missouri (including capital stock, surplus and retained earnings but excluding treasury stock at cost) and (b) one-half of the amount of the reserve for loan losses, all as shown by its consolidated statement of condition as of the end of the preceding Plan year, adjusted, however, to give effect to the inclusion of a Participating Affiliate which became an Affiliate after the end of such preceding year and on or before January 31 of the current Plan Year.

2. "Consolidated Net Income" means the net income of United Missouri and its Participating Affiliates (but including also with respect to a particular Plan year the net income of any other Affiliate acquired at any time in such year by the application or investment of cash or by an exchange of stock involving treasury stock of the acquiring company, with appropriate adjustments where applicable), determined on a consolidated basis as of the end of the current Plan Year, but before provision for profit sharing with respect to the current Plan Year.

C. Computation of Formula Amount. The amount resulting from the application of the formula set out in this Article shall be computed each year by the Comptroller (or other officer performing similar functions) of United Missouri. Such computation for a Plan Year shall be made as soon as reasonably possible in the succeeding year, on the basis of information then available and reasonable estimates may be used as to the amount of any items not then exactly determined. The computation thus made shall be final, except that in applying the formula with respect to a particular Plan year the amount computed shall be adjusted to give effect to the net of any error or errors made with respect to the preceding year which affected the amount of profit sharing allocated for such preceding year, whether such error or errors resulted from the use of estimates or otherwise.

D. Elective Deferrals and Matching Contributions. Any contribution amount determined under this Article shall be in addition to any contributions determined under Article Four A regarding elective deferrals or Article Six regarding matching contributions.

                                  ARTICLE FOUR
                    ALLOCATIONS OF PROFIT AMONG PARTICIPANTS

Promptly after the total amount of Employers' profits to be shared for any Plan Year is determined in accordance with Article Three the percentage thereof apportioned to this Plan shall be allocated by the method provided in this Article Four among:

1. The Active Participants who remain in the employ of the Employers at the end of such Plan Year and who are entitled to share therein as defined in Article Two; and

2. Former participants who within such Plan Year have terminated service with the Employers by reason of retirement, death or disability in accordance with Article Nine. The allocation shall be made on the basis of the amount of Compensation paid each such Active Participant or Former Participant by his or her Employer or Employers during the Plan Year with respect to which the allocation is to be made; provided, however, that for the purposes of this Article Four, in the event any Participant commences participation (or resumes participation) on any date other than January 1st, compensation in his or her case, shall be limited to that Compensation paid during the Plan year from and after the date his or her participation commences. Additionally, should any Active Participant or Former Participant receive an allocation of a contribution made by an Affiliate to one or more qualified plans maintained by that Affiliate and not by United Missouri Bancshares, Inc. for any period for which the Active Participant or Former Participant is also a Participant in this Plan, Compensation for purposes of this Plan shall not include any Compensation which was taken into account and used as a basis for allocating the contribution made by an Affiliate to one or more qualified retirement plans maintained by an Affiliate and not by United Missouri Bancshares, Inc. The previous sentence shall not apply if the contribution made by an Affiliate was required by the Plan document governing the qualified plan maintained by the Affiliate and not by United Missouri Bancshares, Inc. and was not made at the discretion of the Affiliate.

                                 ARTICLE FOUR A
                   PAYMENT OF ELECTIVE DEFERRAL CONTRIBUTIONS
                             TO PROFIT SHARING TRUST

A. Payments. For each Plan Year, the Employer shall contribute cash in an amount equal to the total amount of contributions agreed to be made to the Plan at the election of Participants, in lieu of cash compensation, pursuant to salary deferral agreements between the Employer and Participants. These contributions shall be referred to as Elective Deferrals. For a given Plan Year, the Employer shall deposit Elective Deferrals to the trust promptly and, in any event, no later than the time prescribed by law for filing its federal income tax return for the year (including extensions) and no adjustments affecting the amount of its consolidated net income made subsequent thereto, resulting from an audit of its income tax return or otherwise, shall require a change in the amount of such contributions for such year. Notwithstanding the foregoing, the deductibility of such contributions or any portion thereof shall be determined by the Code and regulations in force at the time applicable to the Employer's return.

Elective Deferrals shall at all times be fully vested and nonforfeitable. Elective Deferrals and income allocable thereto shall not be distributed to the Participant or the Participant's beneficiary or beneficiaries in accordance with the Participant's or beneficiary's or beneficiaries' election prior to the Participant's separation from service, death or disability except in the following circumstances:

1. Termination of the Plan without the establishment of another defined contribution plan.

2. The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 403(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employer with the corporation acquiring such assets.

3. The disposition by the Employer to an unrelated entity of such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

4. Upon the Participant's obtaining age 59 1/2.

5. In the event of hardship, subject to the limitations set forth in Article Twelve, Section A, Paragraph 3.

B. Participant Salary Deferral Agreements. A Participant may enter into a written salary deferral agreement with the Employer, which agreement will then have application to all future payroll periods beginning after the January 1 or July 1 concurrent with or following the date of the agreement, until revoked or modified in accordance with the provisions of this section. The terms of any such salary deferral agreement shall provide that the Participant agrees to accept a reduction in salary equal to any stated amount or percentage of the Participant's Compensation per payroll period. Each salary deferral agreement shall be further subject to the following provisions:

(1) As of any Entry Date, a Participant may amend the Participant's salary deferral agreement by notifying the employer in writing of such amendment. Such amendment shall be effective as of the first day of the first payroll period following the Entry Date.

(2) Participant may revoke the Participant's salary deferral agreement by notifying the Employer in writing of such revocation. The revocation will be effective as of the first day of the first payroll period following receipt by the Employer of the revocation.

(3) The Employer may amend or revoke its salary deferral agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article Five or to ensure that the discrimination tests of Code Section 401(k) are met for such Plan Year.

(4) A salary deferral agreement will be revoked automatically upon a Participant's withdrawal of amounts from his Class 9 units in the event of hardship prior to termination of employment, pursuant to the provisions of Article Twelve. In the event of subsequent salary deferral agreement with the Employer prior to the date which is twelve months after the receipt by the Participant of the hardship withdrawal.

(5) A salary deferral agreement will be revoked automatically upon termination of employment of the Participant entering into such agreement, or upon the loss of the Participant's eligibility to participate in the Plan. The revocation will be effective as of the first day of the first payroll period following the revocation.

(6) Except as provided above, a salary deferral agreement, once made, may not be amended by the Participant or the Employer.

(7) The Participant's total Elective Deferrals paid to this Trust pursuant to the Participant's written salary deferral agreement for any Plan Year shall not exceed 10% of the Participant's Compensation.

(8) If the salary deferral agreement specifies a percentage of compensation deferred, the percentage may not be less than 1%. If the salary deferral agreement specifies a dollar amount deferred, the dollar amount may not be less than $5.00.

(9) A salary deferral agreement may not be made retroactively.

C. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year of the Participant, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. In the event a Participant receives a hardship distribution from his Class 9 units, such Participant shall not be permitted to have Elective Deferrals made under this Plan, or under any other qualified plan maintained by the Employer, during the taxable year immediately following the taxable year of the hardship distribution in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year less the amount of such
Participant's Elective Deferrals for the taxable year of the hardship distribution.

D. In the event that a Participant's Elective Deferrals for a Participant's taxable year exceed the dollar limitations under Section 402(g) of the Code, such excess shall be referred to as "Excess Elective Deferrals."

A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year by notifying the Plan Administrator on or before March 1 of the following tax year of the amount of the Excess Elective Deferrals to be assigned to this Plan.

Notwithstanding any other provision of this Plan, Excess Elective Deferrals, plus any income or minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective
Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss applicable to Class 9 units for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year or such other method as the Trustee deems reasonable.

E. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are not Highly Compensated Employees by more than two percentage points.

F. "Actual Deferral Percentage" (ADP) shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to the Participant's compensation for such Plan Year. The Employer may limit the period taken into account to that portion of the Plan Year in which the Employee was an eligible Employee, provided that this limit must be applied uniformly to all eligible Employees under the plan for a particular Plan Year. Employer contributions on behalf of any Participant shall include any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

G. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if such Elective Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

H. In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy the requirements of such sections of the Code only if the aggregated with this Plan, then this Article shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

I. For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals and Compensation of such Participant shall include the Elective Deferrals and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP for both Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.

J. For purposes of determining the ADP test, Elective Deferrals shall be taken into account for a Plan Year only if such contributions are allocated to the Participant as of a date within such Plan Year and are paid over to the Trust no later than the last day of the twelve-month period immediately following such Plan Year.

K. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test.

L. The Employer shall perform the ADP test for the Plan Year and at such other times as it shall select. Any interim testing shall be made for monitoring purposes only, and shall be based on a Participant's rate of Compensation in effect at the time of the test, and corrections required to be made in order to reduce the amount in excess of the maximum permissible deferral percentage shall be made from Compensation to be earned for the remainder of the Plan Year.

M. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

N. In the  event  that  the  ADP for  Participants  who are  Highly  Compensated
Employees for the Plan Year exceeds the maximum ADP permitted under this section, then the excess of the aggregate amount of Employer contributions actually taken into account in computing the ADP of the Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of the Highly Compensated Employees in order of the ADP's beginning with the highest of such percentages) shall be referred to as "Excess Contributions."

O. Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income or minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

P. Excess Contributions shall be treated as Annual Additions under the Plan.

Q. Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Contributions is income or loss allocable to the Participant's Class 9 units for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the Plan Year and the denominator is the Participant's Excess Contribution for the Plan Year and Elective Deferrals without regard to any income or loss occurring during such Plan Year or such other method that the Trustee deems appropriate.

R. Excess  Contributions  shall be distributed  from the  Participant's  Class 9
Units.

                                  ARTICLE FIVE
                PAYMENT OF PROFIT SHARES - EMPLOYER CONTRIBUTIONS
                             TO PROFIT SHARING TRUST

A. Payments. Promptly after the amounts of the individual profit shares of Active Participants and former participants for a Plan Year have been determined, each Employer, with respect to all of such participants in its employ, shall contribute the amount of such profit shares to the profit sharing trust; provided, however, that, with respect to any such participant who during the Plan Year was employed by more than one of the Employers, each Employer by which such participant was so employed shall contribute its proportionate share of such participant's profit share in the same ratio for each Employer as such participant's basic Compensation received from such Employer in such year bears to his aggregate basic Compensation from all of his Employers in such year. If any Employer is prevented from making a payment or contribution, which it would otherwise make hereunder, by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the payments or contributions which it would otherwise have made, then so much thereof which such Employer is so prevented from making shall be made, for the benefit of the participants of such Employer, by one or more of the other Employers, to the extent of current or accumulated earnings or profits of such other Employers. Nothing in this Article Five shall prevent the Employers from making advance payments, upon account, of profit shares for any Plan Year, or from making in advance any part of their estimated total contributions to the profit sharing trust for such year, and the Employers intend to do so.

B. Limitations on Allocations. The amount of Annual Additions which may be allocated under this Plan on a participant's behalf for a Plan Year shall not exceed the Maximum Permissible Amount or any other maximum limitation contained in this Plan.

C. Excess Amounts. If there is an Excess Amount with respect to a Participant for a Plan Year, such Excess Amount shall be disposed of as follows:

1. Any non-deductible voluntary Employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant.

2. If after application of paragraph 1 an Excess Amount still exists, any Elective Deferrals made pursuant to Section 4A, to the extent the Elective
Deferral  would  reduce  the  Excess   Amount,   shall  be  distributed  to  the
Participant.

3. If after the application of paragraph 2 an Excess Amount still exists, the Excess Amount shall be allocated and reallocated to other Participants in the Plan.

4. If the allocation and reallocation of the Excess Amount in accordance with paragraph 3 causes the limitations of Code Section 415 to be exceeded with respect to each Participant for the Limitation Year, then the remaining Excess Amount shall be held unallocated in a suspense account.

5. If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the plan for that Limitation Year. Excess Amounts may not be distributed to Participants or Former Participants other than under paragraphs 1 and 2 above.

D. Corrective Adjustments. As soon as is administratively feasible after the end of the Plan Year, the Maximum Permissible Amount for the Plan Year will be determined on the basis of the participant's compensation for the Plan Year. If a participant's Annual Additions under this Plan and all such other Defined Contribution Plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

1. If an Excess Amount was allocated to a participant on an allocation date of this Plan which coincides with an allocation date of another plan the Excess Amount attributed to this Plan will be the product of:

(a) the total Excess Amount as of such date, times

(b) the ratio of (i) the amount allocated to the participant as of such date under this Plan, divided by (ii) the total amount allocated as of such date under all qualified Defined Contribution Plans.

2. If an Excess Amount is allocated to a participant on an allocation date not coinciding with this Plan, the entire Excess Amount shall be attributable to the Plan whose Plan Year last ended.

E. Defined Benefit Plans. If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any participant in this Plan, the sum of the participant's Defined Benefit Plan fraction and Defined Contribution Plan fraction will not exceed 1.0 in any Plan Year. The Annual Additions which may be credited to the participant's account under this Plan for any Plan Year will be limited in accordance with the provisions of the Plan and section 415 of the Code.

F. Definitions.

1. "Annual Additions" means the sum of the following amounts allocated on behalf of a participant for a Plan Year:

(a) all Employer contributions

(b) all Employee contributions (excluding rollover contributions, if any), and

(c) all forfeitures.

2. "Excess Amount" means the excess of the participant's Annual Additions for the Plan Year over the Maximum Permissible Amount.

3. "Maximum Permissible Amount" means for a Plan Year, the Maximum Permissible Amount with respect to any participant, which shall be the lesser of (1) $30,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate), or (2) twenty-five percent of the participant's Compensation for the Plan Year.

4. The words "Defined Benefit Fraction" shall mean, for any Plan Year, a fraction

(a) the numerator of which is the projected annual benefit of the participant, that is, the annual benefit to which he would be entitled under the terms of the defined benefit plan on the assumptions that he continues employment until his normal retirement date as determined under the terms of the Defined Benefit Plan, that his Compensation continues at the same rate as in effect in the Plan Year under consideration until his normal retirement date and that all other relevant factors used to determine benefits under such Defined Benefit Plan remain constant as of the current Plan Year for future Plan Years, under all Defined Benefit Plans maintained by the Employer, determined as of the close of the Plan Year and

(b) the denominator of which is the lesser of

(i) one and one-fourth (1.25) (one [1.0], in the case of a Key Employee* in either a Top-Heavy Plan* failing to provide the minimum benefit required under section 415(h)(2)(A) of the Internal Revenue Code [or its successor] or a Super Top-Heavy Plan) times the projected annual benefit of such participant under the defined benefit plans determined as of the close of the Plan Year as if the defined benefit plans provided the maximum benefits allowable under section 415(b)(1)(A) of the Internal Revenue Code after taking into account all applicable modifications of that dollar limit found in the Code, and

(ii) one and four-tenths (1.4) times the projected annual benefit of such participant under the defined benefit plans determined as of the close of the Plan Year as if the defined benefit plans provided benefits in the amount of the maximum percentage-of-Compensation limit allowable under section 415(b)(1)(B) of the Internal Revenue Code after taking into account all applicable modifications of that percentage-of-Compensation limit found in the Code.

*See Article Twenty-One below.

5. The words "Defined Contribution Plan" shall mean a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's accounts.

6. The words "Defined Benefit Plan" shall mean any Retirement Plan which is not a Defined Contribution Plan.

7. The words "Defined Contribution Fraction" shall mean, for any Plan Year, a fraction

(a) the numerator of which is the sum of Annual Additions to the participant's account for all years under all Defined Contribution Plans maintained by the Employer in that Plan Year, and

(b) the denominator of which is the sum for the Plan Year and all prior years of the lesser of:

(i) one and one-fourth (1.25), or in the case of a Key Employee in either a Top-Heavy Plan failing to provide the minimum benefit required under section 415(h)(2)(A) of the Internal Revenue Code (or its successor) or a super Top-Heavy Plan, one (1), times the maximum amount of Annual Additions to such participant's account under the Defined Contribution Plans which could have bene made in accordance with the limitations set forth in section 415(b)(1)(A) of the Internal Revenue Code after taking into account all applicable modifications of that dollar limit found in the Code, and

(ii) one and four-tenths (1.4) times the maximum Annual Additions to such participant's account under Defined Contribution Plans which could have bene made in accordance with the percentage-of-Compensation limitation set forth in section 415(b)(1)(B) of the Internal Revenue Code after taking into account all applicable modifications of that percentage-of-Compensation limit found in the Code.

The  Plan   Administrator   may  elect  that  the  denominator  of  the  Defined
Contribution Plan Fraction for any participant for Plan Years before January 1, 1983, be an amount equal to the product of:

(a) the maximum amount of Annual Additions to such participant's account under the Defined Contribution Plans which could have been made under the limitations set forth in section 415(c) of the Internal Revenue Code for those years, and

(b) the Transition Fraction.

For Plan Years beginning before 1976, the aggregate amount taken into account under subpart (i) above shall be deemed not to exceed the aggregate amount taken into account under subpart (ii) above.

8. The words "Retirement Plan" shall mean (i) any profit sharing, pension or stock bonus plan described in section 401(a) and 501(a) of the Internal Revenue Code, (ii) any annuity plan or annuity contract described in section 403(a) or 403(b) of the Internal Revenue Code, (iii) any qualified bond purchase plan described in section 405(a) of the Internal Revenue Code, and (iv) any individual retirement account, individual retirement annuity or retirement bond described in section 408(a), 408(b) or 409 of the Internal Revenue Code.

9. The words "Transition Fraction" shall mean the fraction whose numerator is the lesser of:

(a) $51,875, or

(b) one and four-tenths (1.4) multiplied by twenty-five percent of the annual Compensation of the participant for the Plan Year ending in 1981, and whose denominator is the lessor of:

(i) $41,500, or

(ii) twenty-five percent of the annual Compensation of the participant for the Plan Year ending in 1981.

                                   ARTICLE SIX
               MATCHING AND PARTICIPANT VOLUNTARY CONTRIBUTIONS TO
                              PROFIT SHARING TRUST

A. No participant shall be required to make any contribution whatever to the profit sharing trust. For plan years beginning prior to January 1, 1991, subject to the provisions of Part B of Article Five and Part D of Article Six, however, any eligible participant may each year voluntarily contribute on an after-tax basis to the trust an amount which, when added to the amount, if any, of his voluntary contributions to this Plan and all other qualified plans of the Employer, does not exceed 10% of his Compensation while a participant. Such voluntary contributions may be made by payroll deduction or by other methods and at intervals in accordance with rules established by the Administrative Committee. For plan years beginning in 1991 and thereafter, no voluntary contributions are permitted.

B. All such voluntary contributions shall be paid over to the profit sharing trust as soon as may be conveniently done and shall be thereafter represented as Class 3 units as in this Plan provided. Such units shall at all times be 100% vested and nonforfeitable.

C. Contributions by participants made pursuant to the provisions of this Article are not intended to be deductible by participants under section 219(a) of the Internal Revenue Code nor any other provision thereof.

Cal. For each Plan Year, the Employer shall contribute as a matching contribution an amount equal to a percentage of the elective deferrals made by the Employer on behalf of each eligible Participant, but not to exceed a percentage of the Participant's compensation for the Plan Year. Both percentage figures shall be determined from year to year by the Board of Directors of UMB in its discretion.

Ca2. The allocation of the matching contribution shall be made to Participants who have made elective deferrals to the Plan during the Plan Year and did not accrue a benefit in the United Missouri Revised Retirement Plan for the Plan Year and are either (a) employed by the Employer at the end of the Plan Year or
(b) not employed by the Employer at the end of the Plan Year by reason of retirement, death or disability in accordance with Article Five. All matching contributions shall be allocated as Class 8 units.

D. Limitations on Matching and Voluntary Contribution Effective January 1, 1987:

1. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are not Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly compensated Employees does not exceed the ACP for Participants who are not Highly Compensated Employees by more than two (2) percentage points.

2. "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

3. "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's compensation for the Plan Year (whether or not the employee was a Participant for the entire Plan Year).

4. "Contribution Percentage Amounts" shall mean the sum of the Voluntary Contributions and Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts may also include all or a part of the Elective Deferrals under this Plan and any other plan of the Employer, as provided in regulations under the Code, to the extent such Elective Deferrals are needed to meet the ACP test set forth in Subparagraph 1(a) & (b), subject to such other requirements as may be prescribed by the Secretary of Treasury. Elective Deferrals may only be utilized in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

5.  "Eligible  Participant"  shall mean any  Employee  who is eligible to make a
Voluntary  Contribution  or  to  receive  a  Matching  Contribution   (including
forfeitures).

6. "Voluntary Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

7. "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

8. Multiple Use: If one or more Highly Compensated Employees participate in both a Cash or Deferred Arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a Cash or Deferred Arrangement will be reduced (beginning with such Highly Compensated Employee who is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if the ADP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP of the Participants who are not Highly Compensated Employees or if the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ACP of the Participants who are not Highly Compensated Employees. This section shall not apply to Plan Years beginning before January 1, 1989.

9. "Aggregate Limit" shall mean the sum of (a) 125 percent of the greater of the ADP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the Cash or Deferred Arrangement and (b) the lesser of 200% or two plus the lesser of such ADP or ACP.

10. The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

11. In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

12. For purposes of determining the Contribution Percentage of a Participant who is five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and compensation of such Participant shall include the Contribution Percentage Amounts and compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.

13. For purposes of determining the ACP test, Voluntary Contribution shall be taken into account for a Plan Year only if such contributions are allocated to the Participant as of a date within such Plan Year, and Matching Contributions will be taken into account for a Plan Year only if such contributions are allocated to the Participant as of a date within such Plan Year and are paid over to the Trust no later than the last day of the twelve-month period beginning on the day after the close of such Plan Year.

14. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test.

15. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

16. The Employer shall perform the ACP test for the Plan Year after the close of such Plan Year and at such other times, if any, as the Plan Administrator shall select. Any interim testing shall be made for monitoring purposes only and shall be based on a Participant's rate of compensation in effect at the time of the test. corrections required to be made in order to reduce the amount in excess of the maximum permissible Contribution Percentage shall be made from compensation to be earned for the remainder of the Plan Year.

17. In the event that the ACP for Participants who are Highly Compensated Employees for the Plan Year exceeds the maximum ACP permitted, then the excess of the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the contribution Percentage actually made on behalf of the Highly Compensated Employees for such Plan Year over the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages) shall be referred to as "Excess Aggregate Contributions" shall be determined after first determining Excess Elective Deferrals and then determining Excess Contributions.

18. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be:

(a) forfeited, in the case of those Excess Aggregate Contributions allocated to the Matching Accounts of those Participants who were less than 100% vested in the Matching Accounts as of the end of the Plan Year in which such Excess Aggregate Contributions were allocated. Such features shall be allocated for the Plan Year in which such Excess Aggregate Contributions were allocated, after all other forfeitures who are not Highly Compensated Employees and who made Elective Deferrals for such Plan Year in the ratio which each such Participant's Compensation for the Plan Year bears to total Compensation of all such Participants for such Plan Year, or

(b) in the case of all other Excess Aggregate Contributions, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

19. Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess
Aggregate Contributions is the sum of: (a) income or loss allocable to the Participant's Voluntary Contribution Account for the Plan Year multiplied by a fraction, the numerator of which such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regret to any income or loss occurring during such Plan Year.

20.   Accounting   for  Excess   Aggregate   Contributions.   Excess   Aggregate
Contributions shall be forfeited, if forfeitable, or distributed from the Participant's Class 8 units.

E. At any time but not more frequently than once each year, a participant may elect to withdraw an amount up to the total value of all Class 3 units then credited to his account and a number of such units, equal in value to the amount withdrawn, shall thereupon be canceled. A participant who is married at the time of making the withdrawal election must furnish to the Administrative Committee the written consent of his or her spouse. Such consent must be signed by the spouse and the spouse's signature witnessed by a notary public or plan official.

F. Elections to make voluntary contributions, shall be in writing, signed by the participant and on such forms as the Committee shall provide. Upon termination of employment, the amount represented by the Class 3 units then credited to the participant's account shall be distributed in accordance with the provisions of Article Eleven.

14.  Article Six, Section G is deleted.

                                  ARTICLE SIX A
                 TRANSFERS FROM ESOP OF UMB FOR DIVERSIFICATION

Diversification transfers from ESOP of UMB. Anything to the contrary herein not withstanding, the Trustee shall accept from the Trustee of the trust forming a part of the ESOP of UMB (a qualified employee stock ownership plan) transfers of such portions of the account balances of those participants in such plan as may result from diversification elections made, from time to time, by such participants in accordance with Section 408(a)(28) of the Internal Revenue Code. Sums to be transferred to this Plan shall be accepted only if made in the form of cash or its equivalents. Transfers shall be accepted only as of a valuation date. The Trustee of the transferring trust shall provide to the Trustee of this Plan, together with the transferred funds, a listing identifying each Participant with respect to whom the transfer is made, and the amount of the transferred funds to be credited to each Participant's account. The listing shall include sufficient information of the various investment funds described in Part A of Article Seven hereof necessary to carry out the Participant's directions of the Participants whose interests in the ESOP are being transferred. All units shall be credited to the accounts of the Participants who interests they represent and shall thereafter be administered in all respects as other credits to the account of the respective Participants.

                                  ARTICLE SEVEN
                    SEPARATE INVESTMENT FUNDS - PARTICIPANTS'
                RIGHTS OF ELECTION AND CONVERSION OF INVESTMENTS

A. Investment Funds. For the purpose of providing a diversity of investment objectives, the trust created and maintained as a part of this Plan shall be divided into separate Funds as hereinafter described, and general references herein to the "trust" or "profit sharing trust" shall be understood to refer to all of these Funds, singly or together as the context indicates. The Funds are designated, and their respective investment policies are defined as follows:

Fund A - Balanced Equity-Debt Fund. To be invested in a diversified portfolio consisting of approximately fifty percent in common stocks, preferred stocks, convertible securities or other equity instruments, and approximately fifty percent in notes, bonds, debentures, mortgages or other debt securities; and for such purposes may be, but shall not be required to be, invested in whole or in part in a combination of the Pooled Equity and Pooled Debt Funds operated by the Trustee.

Fund B - Money Market Fund. To be invested in short-term debt securities commonly classified as money-market instruments; and for such purpose may be, but shall not be required to be, invested in whole or in part in the Pooled Income Fund operated by the Trustee.

Fund C - Equity Fund. To be invested in a diversified portfolio of equity securities as above-described and real estate; and for such purpose may be, but shall not be required to be, invested in whole or in part in the Pooled Equity Fund operated by the Trustee.

Fund D - Debt Fund. To be invested in a diversified portfolio of debt securities as above-described; and for such purpose may be, but shall not be required to be, invested in whole or in part in the Pooled Debt Fund operated by the Trustee.

Fund E - Heartland Fund. To be invested in a diversified portfolio of common stock, preferred stocks, convertible securities ore other equity instruments of smaller capitalization companies located in the eight-state Midwest area; and for such purpose may be, but shall not be required to be, invested in whole or in part in the UMB Heartland Fund, Inc., a no-load mutual fund for which the Trustee serves as investment advisor.

Fund F - World-Wide Fund. To be invested in a diversified portfolio of common stock, preferred stocks, convertible securities or other equity instruments of larger capitalization U.S. and international stocks of established companies. The fund will be invested no more than 25% in U.S. stocks or more than 20% in any single foreign company; and for such purpose may be, but shall not be required to be, invested in whole or in part in the UMB World-Wide Fund, Inc., a no-load mutual fund for which the Trustee serves as investment advisor.

B. Allocation of Contributions to the Separate Funds. Upon commencement of participation hereunder, each participant may, by filing an appropriate writing with the Administrative Committee on or prior to the date of the initial allocation of funds to his or her credit under this Plan, select one, two, three, four, five or six of the Funds for the investment of all monies allocated to his or her account. Any percentage of the monies allocated to the account may be allocated to any Fund except for Fund E and Fund F, which may not exceed 25% of the Participant's account to be allocated, respectively, so long as the sum of all percentages equals 100% and each percentage is a whole number.

Similarly, a Participant may as of any Valuation Date, direct the conversion of all of the units allocated to his or her account in each of the Funds, or such portion thereof as it shall be necessary to convert, so that, after such conversion, his or her entire interest in the Plan shall be invested either all in one, two, three, four, five or six Funds, so long as the sum of all percentages equals 100% each percentage is a whole number, and no more than 25% of the Participant's account are allocated to Fund E or Fund F respectively. The Participant desiring any such conversion shall evidence his or her election by filing the election in writing with the Administrative Committee at least one day before the Valuation Date as of which the conversion is to be made.

                                  ARTICLE EIGHT
               DIVISION OF FUNDS INTO UNITS - INDIVIDUAL ACCOUNTS
                        TO BE MAINTAINED FOR PARTICIPANTS


A. General Plan. For the purpose of determining and accounting for the proportionate interests of participants in the profit sharing trust whether or not such interests are vested, each Investment Fund shall be divided into units and all of such units in any one Fund shall be of equal value. The Administrative Committee (or its agent, which may be the Trustee) shall maintain an account for each participant showing the number of units in each Fund credited to his account. Such division into, and creation or cancellation of, units shall be made as of the applicable Valuation Date at which contributions or forfeitures are to be allocated or as of which benefit amounts are to be calculated, all as hereinafter provided.

B. Classification of Units. Units in the Funds shall be classified as follows:

1. Original Classification of Units.

(a) Units created to represent each participant's profit share in each year, and units created to represent forfeitures, shall be designated Class 1 units.

(b) Units created to represent amounts transferred from the United Missouri Revised Retirement Plan pursuant to the provisions of Article Twenty, Section B, shall be Class 2 units.

(c) Units created to represent the voluntary contributions of participants shall be designated Class 3 units.

(d) Units created to represent the interest of Participants upon transfer of fully vested account balances from a plan previously maintained by an Employer before the Employer became a Participating Employer shall be designated Class 5 units.

(e) Units created to represent the interests of participants upon transfer of account balances which are not necessarily fully vested, and which transfer is incidental to the merger of a prior plan with and into this Plan shall be designated Class 6 units.

(f) Units created to represent amounts transferred, rolled over, or directly rolled over from Individual Retirement Accounts, Individual Retirement
Annuities, or other qualified retirement plans, pursuant to Article Twenty, except amounts described in Paragraph 1(g) below, or from the ESOP of United Missouri Bancshares, Inc. pursuant to the provisions of Section G of Article Six shall be designated Class 7 units.

(g) Units created to represent matching contributions made by the Employer pursuant to Article 6, and earnings on those matching contributions, shall be designated Class 8 units.

(h) Units created to represent the Elective Deferrals of Participant made pursuant to Article 4A and earnings on those Elective Deferrals and the interest of Participants upon transfer (but not rollover or direct rollover) of account balances credited to the Participant pursuant to an elective deferral under a cash or deferred arrangement (Section 401(k)) and earnings on the elective deferrals, and which transfer may be incidental to a merger of a prior plan into this Plan, or the transfer from the qualified retirement plan of the Participant's prior employer shall be designated Class 9 units.

19.  Article Eight, Section B, Paragraph 2 is deleted.

C. Monthly Valuations of Funds. As of the last business day in each month, except December, during the continuance of this Plan, the Administrative Committee shall, with respect to each Fund:

1. Determine the unit value on said date of existing units of the Fund by determining the value of the Fund on that date and dividing said value by the number of then existing units of the Fund, and the value of the Fund on the last business day of any month shall mean the fair market value of all of its assets on that date, including the dollar amount of Employer contributions already allocated as of the end of the preceding Plan Year but not yet received, less
(a) the dollar amount of all Employer contributions to the Fund for the current year, if any, theretofore received by the Fund, and (b) the dollar amount of contributions of participants received by the Fund for the month ending on said date, and (c) any expenses of the Fund theretofore incurred, and unpaid on said date, and (d) liabilities, if any, of the Fund in respect of unpaid benefit payments under the Plan whether then due or to become due in the future; it being intended by this method to allocate to existing units of the Fund all of the earnings of, and all of the appreciation or depreciation (realized or unrealized ) upon the assets of, the Fund during the month;

2. Cancel all of the units of the Fund which are required to be canceled;

3. Create additional units of the Fund, at the unit value determined pursuant to subpart 1 above, with the amount of participants' contributions to the Fund for such month, allocating such additional units among participants who made such contributions, and credit the account of each such participant with the number of units thus allocated to him.

D. Annual Valuations of Funds. As of the end of each Plan Year during the continuance of this Plan, and following the receipt of all of the Employers' contributions for the year, the Administrative Committee shall, with respect to each Fund:

1. Determine the unit value at the end of such year of existing units in the Fund by determining the value of the Fund on that date, and dividing said value by the number of then existing units of the Fund. The value of the Fund at the end of the year shall mean the fair market value of all sets on that date less
(a) the dollar amount of all Employer contributions to the Fund for the year then ended, if any, theretofore received by the Fund and (b) the dollar amount of contributions of participants received by the Fund during the month then ended and (c) any expenses of the Fund theretofore incurred and unpaid at such year end and (d) liabilities, if any, of the Fund in respect of unpaid benefit payments under the Plan, whether then due or to become due in the future;

2. Determine the particular group of Active Participants and former participants who pursuant to the provisions of Article Four are entitled to share in the contributions of the Employers for such year; and allocate among such Active Participants and former participants the dollar amount of forfeited credits allocable thereto at the end of such year under the provisions of Article Nine, in the same proportion as to each such member of the group as his profit share for such year bears to the total profit shares for such year of all the Active Participants and former participants in such group; and also determine the portion thereof to be credited to the particular Fund;

3. Create and allocate additional units of the Fund at the unit value determined pursuant to subpart 1 above, with respect to each Active Participant and former participant entitled to share in Employer contributions for such year, by applying for each such participant the sum of the portion of his profit share and the portion of his share of the forfeited credits determined under subpart 2 above to be credited to the particular Fund;

4. Create and allocate additional units of the Fund at the unit value above determined with respect to each participant making a voluntary participant's contribution for the month of December in such year, by applying for each such participant the amount of his contribution so made;

5. Cancel all units of the Fund as required by reason of any distribution of whatsoever nature.

E. Unit Values - Fractional Units. The value of a unit in any of the Funds maintained under the Plan shall never, at the end of any Plan Year, be equal to or more than $2.00. If, at the end of any calendar year of the Plan, the unit value in any particular Fund would be $2.00 or more, then such unit value shall be halved and the number of existing units in the particular Fund shall be doubled before any further calculations are made.

Fractional units shall be permitted and calculations shall be carried to the nearest tenth of one unit, ignoring smaller fractions, provided, however, that if and when in the judgment of the Administrative Committee, or if the Trustee is maintaining the participants' records, then if and when in the sole and unrestricted judgment of the Trustee, it shall become necessary or desirable to eliminate fractional units in order to facilitate administration of the Plan, or to make administration compatible with any automated record keeping system employed by the Trustee, fractional units may, as of any Valuation Date selected by the Trustee, be converted to whole units by rounding all existing fractional units to the nearest whole unit. In such event, all units created subsequent to such Valuation Date shall be rounded to the nearest whole unit, and fractions of less than one-half shall be disregarded.

F. Alternative Reporting. The accounts of Participants may be maintained, and valuations and adjustments made, on the basis of account balances if the Trustee deems such method desirable; provided however, that such method does not result in any variation in the benefits otherwise to be provided Participants hereunder.

                                  ARTICLE NINE
                           KINDS AND BASIS OF BENEFITS

The provisions of Article Ten shall take precedence over any conflicting provision of this Article Nine.

A. Benefits at Retirement, Disability or Death. If the employment by the Employer of any participant terminates on or after his normal, early or disability retirement date, or if the participant dies while in the employ of the Employer, there shall be payable to the participant in the case of a retirement or disability benefit, or to his Beneficiary or Beneficiaries in the case of a death benefit, at the time or times and in one or more of the methods provided in Article Eleven, the sum of the following:

1. The value of all the units in any and all of the Funds hereunder then credited to his account (including the amount of any contribution, other than Employer contributions for the current Plan Year, received but not yet converted to units); and

2. The value of all units to be credited as of the end of the relevant Plan Year to his account by reason of his sharing in Employer contributions for the current Plan Year in which his retirement, disability retirement or death occurs. For purposes of this Article Nine unit values shall be determined as of the Valuation Date next preceding the date of payment of amounts attributable to the units canceled for purposes of making distribution.

B. Benefits at Termination of Employment, Other than by Retirement, Disability or Death. If the employment of any participant by the Employers hereunder shall terminate for any cause or reason other than such participant's retirement, disability or death, there shall be distributable to him as hereinafter provided in Article Eleven the sum of the amounts determined as follows:

1. One hundred percent (100%) of the value of all of the Class 2, Class 3, Class 5, Class 7 and Class 9 units of any and all of the Funds hereunder then credited to the Participant's account, if any, and

2. The applicable percentage of the value of Class 1 and Class 8 units then credited or to be credited to the Participant's account, the percentage depending upon the number of the Participant's Years of Service for vesting completed prior to the Participant's termination date, determined under the following vesting schedule:

  Years of         Vested Percentage of     Forfeited Percentage
  Service            Class 1 & Class 8      of Class 1 & Class 8
For Vesting                Units                   Units
___________        ____________________     ____________________
Less than 5                  0%                    100%
5 or more                  100%                      0%
                           and;


3. The applicable percentage of the value of Class 6 units then credited to his account, such percentage depending upon the number of Years of Service for vesting (as set further in Article Two, Paragraph F3) completed to his termination date, and the vesting schedule of the prior plan, except that in no situation shall the vested percentage be less than the vested percentage maintained at the time of the establishment of the Class 6 unit.

C. Forfeitures

1. With respect to a Participant who terminates and is not 100% vested in the Participant's Class 1 units, Class 6 units, or Class 8 units, the amount equal to the difference between the total value of such units, and the amount to which the Participant is entitled from such units under the vesting schedule shall be forfeited.

All forfeitures occurring during the Plan Year shall be held in an account designated "Forfeiture Account".

In the case of a Participant having no non-forfeitable interest in the Participant's Class 1, Class 6, or class 8 units, the respective units shall be canceled and forfeited immediately upon the Participant's termination of service, subject however, to the restoration provisions of Paragraph 5 of Section C of this Article Eight. In the case of a Participant having a partially vested interest in a Participant's Class 1, Class 6, or Class 8 units, the balance of the respective units to which the Participant is not entitled shall be canceled and forfeited immediately upon the commencement of distribution of such vested interest, subject to the restoration provisions of Paragraph 4 of this section. As of the last day of such Plan Year during which (or with respect to which) such forfeitures occur, all such forfeitures (less the amount required to restore previously canceled Class 1, Class 6, or Class 8 units of reemployed Participants pursuant to the restoration provisions of Paragraph 6 of this Section) shall be reallocated among all active Participants and former Participants and former Participants entitled to share therein in the manner and proportion set out in Paragraph 2 of Section D of Article 8.

2. In the event a former Participant who on termination was entitled to less than 100% of the value of his Class 1, Class 6 or Class 8 units as determined in accordance with the provisions of Part B of this Article Nine, received a distribution of the termination benefit and thereafter resumes service in the employ of an Employer, such former Participant shall have an absolute right to make repayment to the Trustee of the entire amount previously distributed to the Participant, provided that such repayment is made in full or on prior to the date the Participant incurs five consecutive One Year Breaks in Service following the date of distribution.

3. Anything to the contrary notwithstanding, if a former Participant upon termination of participation is not entitled to a nonforfeitable percentage of his Class 1, Class 6 or Class 8 units and shall later resume employment in the service of the Employer, Years of Service prior to a One-Year Break in Service shall not be taken into account in determining the Years of Service for Vesting if the number of consecutive such Breaks in Service equals or exceeds the aggregate number of Years of Service prior to such Break in Service or Breaks in Service.

4. If, pursuant to the provisions of Article Ten, a Participant receives a distribution which is less than the value of all Class 1, Class 6 or Class 8 units credited to his account and thereafter resumes employment with the Employer, his Class 1, Class 6 or Class 8 units, to the extent of their value on the date of distribution, shall be restored if the Participant makes, within the time therein specified, the repayment described in subpart 2 of this Part C.

5. If a Participant upon termination of service has no nonforfeitable interest in his Class 1, Class 6 or Class 8 units and resumes employment with an Employer on or before the date he incurs five consecutive One-Year Breaks in Service following his termination of service, the value of his Class 1, Class 6 or Class 8 units, determined as of the date of such termination of service, shall be restored.

6. To the extent necessary to restore any amount to the credit of a Participant whose employment has resumed following a service termination, under the provisions of this Part C, such amount shall first be obtained from forfeitures pending reallocation, but if such source is insufficient, next from current investment gain taken ratably (based on total values as of the relevant date) from each of the Investment Funds, but if such source is still insufficient, finally such amount shall be obtained from contributions of the Employer (without regard to profits).

D. Years of Service for Vesting. In computing a Participant's Years of Service for Vesting, all of his Years of Service with the Employers shall be taken into account, except as otherwise provided in this Part D.

1. In the case of a Participant who has five or more consecutive One-Year Breaks in Service, the Participant's pre-break service will count in vesting his Class 1, Class 6 or Class 8 units only if either:

(a) Such Participant has any nonforfeitable interest in his Class 1, Class 6 or Class 8 units at the time of separation from service, or

(b) upon returning to service the number of consecutive one-year Breaks in Service is less than the number of Years of Service.

2. In the case of any Participant who has incurred a One-Year Break in Service, Years of Service before such break will not be taken into account for the purpose of vesting until the Participant has completed a Year of Service after such break in service.

3. In the case of a Participant who has five or more consecutive One-Year Breaks in Service all service after such breaks in service will be disregarded for the purpose of vesting his Class 1, Class 6 or Class 8 units that accrued before such breaks in service. Such Participant's pre-break service will count in vesting the post-break Class 1, Class 6 or Class 8 units only if either:

(a) such Participant has any nonforfeitable interest in his Class 1, Class 6 or Class 8 units at the time of separation from service, or

(b) upon returning to service the number of consecutive one-year Breaks in Service is less than the number of Years of Service.

4. Separate accounts will be maintained for the Participant's pre-break and post-break Class 1, Class 6 or Class 8 units. Both accounts will share in the earnings and losses of the respective investment fund(s) in which such units are invested.

E. Overlap Rule. If an Employee satisfies the One-Year of Service requirement for participation, but does not have 1,000 Hours of Service in either the calendar year in which that year of service begins or in the calendar year in which that Year of Service ends, he shall nonetheless receive One-Year of Service for vesting for the calendar year in which that year of service ends.

F. This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time irrespective of whether the Participant has obtained his earliest retirement age (as defined under Code
Section 414(p)) under the Plan. A distribution to an alternate payee prior to the participant's attainment of earliest retirement age is available only if:
(1) The order specifies distribution at that time or permits an agreement between the plan and the alternate payee to authorize an earlier distribution and (2) the alternate payee consents to any distribution occurring prior to the participant's attainment of earliest retirement age.

Nothing in this section shall permit a participant to a right to receive distribution at a time otherwise not permitted under the Plan nor shall it permit the alternate payee to receive a form of payment not permitted under the Plan.

                                   ARTICLE TEN
                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

A. The provisions of this Article shall take precedence over any conflicting provision in this Plan. The provisions of this Article shall apply to any participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other participants as provided in Part F of this Article.

B. Payment of any benefit amount under this Plan shall not be required to be made in the form of a Qualified Joint and Survivor Annuity in any case unless the participant entitled thereto is qualified to retire under the Plan. In that case, however, unless an optional form of benefit (other than a death benefit) is selected pursuant to a Qualified Election within the 90-day period ending on the date benefit payments would otherwise commence, a married participant's vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity, and an unmarried participant's vested account balance will be paid in the form of a life annuity, provided, however, that if the vested account balance does not exceed $3,500, the benefit will be paid in a lump sum.

C. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a participant dies before benefits have commenced, then fifty percent of the participant's vested account balance shall be applied for the benefit of the Surviving Spouse and the balance shall be distributed to the beneficiary or beneficiaries in accordance with the provisions of Part B of Article Thirteen. The Surviving Spouse may elect to have such annuity (or equivalent benefit where applicable) distributed immediately. If the amount of such benefit exceeds $3,500, it shall be applied toward the purchase of an annuity for the life of the Surviving Spouse; otherwise, the benefit will be paid in a lump sum.

D. Definitions of terms used in this Article:

1. Election Period: The period which begins on the first day of the Plan Year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election shall begin on the date of separation.

2. Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity. The waiver must be in writing and must be consented to by the participant's Spouse. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public and must be limited to a benefit for a specific alternate beneficiary. Notwithstanding this consent requirement, if the participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will not be valid with respect to any other Spouse. Additionally, a revocation of a prior waiver may be made by a participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent.

3. Qualified Joint and Survivor Annuity: An annuity for the life of the participant with a survivor annuity for the life of the Spouse which is not less than fifty percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the participant and the Spouse and which is the amount of benefit which can be purchased with the participant's vested account balance.

4. Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Internal Revenue Code.

E. Notice Requirements.

1. In the case of a Qualified Joint and Survivor Annuity as described in Part D of this Article the Committee shall, if at any time the Plan does not fully subsidize the cost of the survivor annuities, provide each participant within a reasonable period prior to the commencement of benefits a written explanation of:

(a) The terms and conditions of a Qualified Joint and Survivor Annuity;

(b) The participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(c) The rights of a participant's Spouse; and

(d) The right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

2. In the case of a qualified preretirement survivor annuity as described in Part C of this article, the Committee shall provide each participant within the period beginning on the first day of the Plan Year in which the participant attains age 32 and ending with the close of the Plan Year in which the participant attains age 35, a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection (a), applicable to a Qualified Joint and Survivor Annuity.

If a participant enters the Plan after the first day of the Plan Year in which the participant attained age 32, the Committee shall provide such explanation no later than the close of the third Plan Year succeeding the entry of the participant in the Plan.

F. Transitional Rules.

1. Any living participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such participant is credited with at least one Hour of Service under this Plan in a Plan Year beginning on or after January 1, 1976, and such participant had at least ten Years of Service when he separated from service.

2. Any living participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with numbered paragraph 4 below:

3. The respective opportunities to elect (as described in numbered paragraph 1 and 2 above) must be afforded to the appropriate participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

4. Any participant who has elected pursuant to numbered paragraph 2 above and any participant who does not elect under numbered paragraph 1 above or who meets the requirements of such paragraph except that such participant does not have at least ten Years of Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(a) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married participant who:

(i) begins to receive payments under the Plan on or after Normal Retirement Date; or

(ii) dies on or after Normal Retirement Date while still working for the Employer; or

(iii) begins to receive payments on or after the qualified Early Retirement Date; or

(iv) separates from service on or after attaining Normal Retirement Date (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

(b) Election of early survivor annuity. A participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the participant had retired on the date before is death. Any election under this provision will be in writing and may be changed by the participant at any time. The Election Period begins on the later of:

(i) The 90th day before the participant attains the qualified early retirement age, or

(ii) The date on which participation begins; and ends on the date the participant terminate employment.

(c) For purposes of this subpart 4:

(i) Qualified early retirement age is the latest of:

(aa) The earliest date, under the Plan, on which the participant may elect to receive retirement benefits,

(bb) The first day of the 120th month beginning before the participant reached Normal Retirement Date, or

(cc) The date the participant begins participation.

(ii) Qualified Joint & Survivor Annuity is an annuity for the life of the participant with a survivor annuity for the life of the spouse as described in numbered paragraph 3 of Part D of this Article.

                                 ARTICLE ELEVEN
                               PAYMENT OF BENEFITS

A. Administrative Committee to Determine Benefits. Except as otherwise provided in Article Ten, "Joint and Survivor Annuity Requirements", the requirements of this Article shall apply to the distribution of any accrued benefit or portion thereof. The Administrative Committee, in accordance with the rules set forth in this Article, shall make all determinations as to what persons are entitled to receive benefits under the provisions of this Plan, and as to the kind, amount, time and method of payment of such benefits, and such determinations of the Administrative Committee when not in direct conflict with such rules, shall be final. The Administrative Committee shall direct the Trustee in writing with respect to the payment of all benefits to be made from the Plan and shall include in each such direction the name, address and Social Security number of the benefit payee and such other information as the Trustee may reasonably require.

B. Direct Transfer of Benefits to Other Qualified Plans. All or a portion of the accrued benefit of any participant who has terminated service with the Employer may, upon the written request of such participant and approval thereof by the Administrative Committee, and the Trustee's receipt of written evidence of the transferee's willingness to accept such assets in trust, be transferred to the trustee or custodian of a qualified plan of a successor employer of such participant.

C. Payment to Minors or Legal Incompetents. In case any minor or other legally incompetent person shall become entitled to receive any benefit hereunder, payment shall be made in such of the following methods as the Plan Administrator shall direct in writing:

1. directly to such person;

2. to the legal representative of such person; or

3. to a relative of such person or other person having the actual custody of such minor or other legally incompetent person, for the benefit of the latter.

D. Distribution Methods. Distributions, if not made in lump sum, may only be made over one of the following periods (or a combination thereof):

1. The life of the Participant.

2. The lives of the Participant and his designated beneficiary.

3. A period certain not extending beyond the life expectancy of the Participant or

4. A period certain not extending beyond the joint life and last survivor of the Participant and his designated beneficiary.

To the extent practical, distributions may be made in cash or in kind or partly in cash or partly in kind. The units of a Participant receiving installments may be classified Class 4 units if the Administrative Committee so directs.

The portion of any benefit resulting from sharing in the Employer contributions for the current Plan Year in which the Participant's retirement occurs shall be paid in full in a lump sum as soon as administratively practicable and in no event later than April 1 of the following Plan Year, or if payment of the primary portion of the benefit has been postponed to such following year, then this final portion may be added thereto and paid as a part of and in the manner selected for such primary portion.

In the case of periodic payments, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancies of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least fifty percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

E. Rules Governing Benefit Payments.

1. Benefit payments hereunder shall be paid or commenced to be paid at the time specified by the Administrative Committee and in accordance with the following rules:

(a) If the vested portion of the participant's account(s) does not exceed $3,500, the benefit payment shall be made in a lump sum no later than one hundred twenty days following the end of the Plan Year during which service terminates. However, no distribution shall be made pursuant to the preceding sentence after the first day of the first period for which an amount is received as an annuity unless the participant and his spouse (or the participant's Surviving Spouse) consent in writing to such distribution.

(b) If the vested portion of the participant's account(s) exceeds $3,500, the benefit payment shall be made no later than one hundred twenty days following the end of the Plan Year during which service terminates, if the participant entitled thereto (and his Spouse) has in writing evidenced his consent to payment within such period; otherwise, the benefit payment shall be paid following, and within sixty days thereof, the close of the Plan Year during which the latest of the following events occur; provided, however, that the participant may elect a later distribution under the conditions herein specified:

(i) attainment of such participant's Normal Retirement Date;

(ii) the tenth anniversary of the date when such participant commenced participation in the Plan;

(iii) termination of such participant's service with the Employer.

Anything in this subsection to the contrary notwithstanding, the Committee upon the written request of the participant or Beneficiary(ies), may elect to cause payment of any benefit subject to the provisions of this subsection to be made at an earlier date than specified above, in the event of the earlier death or Permanent and Total Disability of the participant entitled thereto, or in the event such participant requests in writing distribution at an earlier date.

2. Required Commencement Date of Distributions. The account balance of a participant, including a participant whose employment by the Employer has not terminated, must be distributed or commenced to be distributed, no later than the fist day of April following the calendar year in which such participant attains age 70 1/2.

3. Transitional Rule.

(a) Notwithstanding the other requirements of this Article and subject to the requirements of Article Ten, "Joint and Survivor Annuity Requirements", distribution on behalf of any participant may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(i) The distribution by the Trust is one which would not have disqualified such Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii) The distribution is in accordance with a method of distribution designated by the participant whose interest in the Trust is being distributed or, if the participant is deceased, by a beneficiary of such participant.

(iii) Such designation was in writing, was signed by the participant or the beneficiary, and was made before January 1, 1984.

(iv) The participant had accrued a benefit under the Plan as of December 31, 1983.

(v) The method of distribution designated by the participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the participant's death, the beneficiaries of the participant listed in order or priority.

(b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the participant.

(c) For any distribution which commences before January 31, 1984, but continues after December 31, 1983, the participant, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (i) and (v) above.

(d) If a designation is revoked any subsequent distribution must satisfy the requirements of Code section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the more substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

F. Distributions after Death of Participant. Subject to the provisions of Article Ten, upon the death of a participant, the following distribution provisions shall take effect:

1. If the participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

2. If the participant dies before distribution of his interest commences, the participant's entire interest will be distributed no later than five years after the participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

(a) if any portion of the participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life expectancy of the designated Beneficiary commencing no later than one year after the participant's death;

(b) if the designated Beneficiary is the participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the date on which the participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the participant.

3. For purposes of subsection (2) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually. In the case of any other designed Beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution first commenced.

4. For purposes of this section, any amount paid to a child of the participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

If more than one Beneficiary shall have been designated, the amount of the benefit shall be paid to the Beneficiaries so designated in the same respective proportions as provided in the instrument of designation, otherwise in equal parts. Irrespective of the foregoing, however, no part of any death benefit shall be paid to a Beneficiary who is not living at the time payment thereof is to be made, and, if one or more but less than all of the Beneficiaries so designated is then deceased, the parts to which the Beneficiaries who are living are entitled shall be proportionately enlarged accordingly. If none of the Beneficiaries so designated shall be living at the time payment of the death benefit is to be made, or if no designation of Beneficiary shall be in effect at the time of death of the participant on account of which the death benefit becomes payable, the entire benefit shall be paid to the person(s) of the following class and in the following order of preference, as determined by the Administrative Committee:

1. The widow or widower of the decedent; but if none, then to

2. The surviving natural and adoptive children of the decedent, in equal shares per capita and not per stirpes; but if none, then to

3. The personal representative of the decedent.

The legal incapacity of any designated living Beneficiary to take that portion of a death benefit to which he would otherwise be entitled, shall not be deemed to transfer the right of payment to any portion thereof to another Beneficiary whose entitlement thereto was made contingent upon the death of the designated Beneficiary so incapacitated. In such case the portion of the death benefit which otherwise would be payable to the incapacitated designee shall be paid in accordance with the foregoing order of preference.

G. No Benefit Due Until Amount Determined. In case the entire amount of any benefit provided hereunder shall become payable under the provisions of Article Nine before such amount can be fully determined, then notwithstanding such other provisions to the contrary, such benefit shall be payable within thirty (30) days after the entire amount thereof can be fully determined. No participant hereunder shall have the right to compel the Trustee to make any payment out of the Plan Trust except as provided in this Article Eleven.

     H. Direct Rollovers. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provisions to the plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     1. Eligible Rollover Distribution - An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annual) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     2. Eligible Retirement Plan - An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, and an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     3. Distributee - A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order as defined in Section 414(p) of the Code are Distributees with respect to the interest of the spouse or former spouse.

     4. Direct Rollover - A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

                                 ARTICLE TWELVE
                               WITHDRAWALS - LOANS

     A. Withdrawals

     1. A participant having any Class 3 units or Class 7 units (subject to the restriction set forth in Article Twenty) credited to his or her account may, by submitting to the Administrative Committee at any time his or her election so to do, withdraw any portion or all of the current value of such units. To provide the funds for any such withdrawal, units shall be canceled as of the valuation thereof at the end of the month preceding the participant's request, and the amount so determined shall be payable to the participant promptly and in any case within sixty days after the date of such request.

     2. Any participant having attained the age of 59 2 years may, although continuing in the employment of the Employer, upon request in writing submitted to the Administrative committee, effect the withdrawal of the value of his entire accrued benefit under the plan (but no less than such amount) as of any Valuation Date. such request must be received by the Committee no later than the Valuation Date with respect to which the withdrawal is to be made. For purposes of this provision the term 'accrued benefit" shall have reference to the sum of all classes of units credited to the account of the participant, to the extent of his vested interest therein.

     A withdrawal made pursuant to the provisions of this subpart shall have no effect upon the withdrawing participant's eligibility to share in contributions of the Employer made coincident with or subsequent to the Valuation Date as of which the withdrawal is made.

     In the event a withdrawing participant shall, as of the date of the withdrawal, have any loan indebtedness to the plan outstanding, the amount withdrawn shall first be applied by the Trustee to the extent required to fully satisfy such indebtedness and the balance of such amount then be distributed to the participant.

     3(a) A Participant having any Class 9 units credited to his or her account may, by submitting to the Administrative Committee the required information, withdraw any portion or all of the current value of Class 9 units, except that amount attributable to earnings on elective deferrals accrued after December 31, 1988, to the extent necessary to satisfy a hardship of the Participant. For purposes of this section, hardship is defined as an immediate and heavy financial need of the Participant. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

     3(b) The following are the only needs considered immediate and heavy:

     (1) Expenses for medical care described in Section 213 (d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant, or necessary for these persons to obtain medical care described in Section 213 (d) of the Code.

     (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments).

     (3) Payments of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or dependents.

     (4) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

     3(c) The maximum amount that may be withdrawn in the event of a Participant's hardship is the lesser of (1) the value of the Class 9 units credited to his or her account less that amount attributable to earnings on elective deferrals accrued after December 31, 1988, and (2) the amount needed to satisfy the immediate and heavy financial need of the Participant. The amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

     (d) To obtain a hardship distribution, a Participant must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

     (e) Any Participant who obtains a hardship distribution (1) is prohibited from making any elective deferrals or elective contributions to this or any other plan maintained by the Employer for twelve months after the receipt of the hardship distribution; (2) must limit any elective deferral to this or any other plan maintained by the Employer for the next taxable year to the applicable limit under Section 402(g) of the Code for that year minus the Participant's elective contributions for the year of the hardship distribution.

     B. Loans.

     1. Upon the application of a participant the Administrative committee may, as investments of Fund A, grant one or more loans to such participant, provided that no loan shall be made after October 18, 1989 unless all of the following conditions are satisfied:

     (a) The amount loaned must not exceed the greater of (i), 50% of the vested portion of the borrower's accrued benefit under the Plan (considering units of all classes) and (ii) $50,000, reduced by the excess, if any, of (1) the highest outstanding balance of loans of the borrower from the Plan during the one-year period ending on the day before the date on which the loan is made, over (2) the outstanding balance of loans of the borrower from the Plan on the date on which such loan is made. This limitation shall apply to the total outstanding principal balance of all loans to a participant from all qualified plans of the Employer.

     (b) Loans shall be made available to all participants on a reasonably equivalent basis.

     (c) Loans shall be adequately secured. This provision shall be satisfied in the case of Active Participants by a pledge of 50% of the borrower's accrued benefit under the Plan (at the time the loan is made) to insure repayment of the loan indebtedness. The pledge of 50% of the borrower's accrued benefit under the Plan shall attach first to all classes of units maintained on behalf of the Participant other than Class 9 units. Class 9 units shall be pledged by the Participant only if the value of all classes of units other than Class 9 are insufficient to provide adequate security for the loan. Any amount of the principal or interest on any loan made to an Active Participant which remains unpaid shall be withheld from any distribution to which the borrower or his beneficiary(ies) becomes entitled. In the case of loans to Participants not in the employ of the Employer at the time the loan is made, if the Administrative Committee authorizes such loans, the Administrative Committee shall determine the type and amount of additional security required, if any.

     (d) No loan shall be made to a married participant unless, before the loan proceeds are distributed, the Administrative Committee has been furnished in writing the consent of the borrower's spouse to the loan. Such writing shall acknowledge the effect of the loan on the borrower's accrued plan benefit and shall be either witnessed by a member of the Committee or a designate of the Committee, or acknowledged before a notary public. Such spousal consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to the loan to which consent is made. A new consent shall be required if the loan is renegotiated, extended, renewed or otherwise modified.

     (e) All loans shall bear a reasonable rate of interest. Unless the Administrative Committee establishes a different rate of interest at any time or from time to time, the rate of interest applicable to loans shall be the publicly announced prime rate of interest for commercial loans charged by the Commercial Banking Department of UMB Bank, n.a. on the date the loan is made, except that the rate of interest for loans greater than 5 years shall be the prime rate of interest plus one.

     (f) No loan may be made for a period greater than 5 years, unless the borrowing participant certifies to the Committee that the proceeds of the loan will be used exclusively for the acquisition of a dwelling unit to be used within a reasonable time as the principal residence of the Participant, in which case the period of the loan shall not exceed twenty years.

     (g) All loans made hereunder shall be repaid in substantially equal amortization, with payments made monthly over the term of the loan. In case of an active participant the loan shall be repaid by payroll deduction and the written authorization of the participant to the Employer to withhold such payments monthly shall be a condition precedent to the granting of the requested loan.

     (h) No loan shall be made in any principal sum less than $500,000.

     (i) Application for loans shall be made on forms approved by the Administrative Committee, which forms shall be made available by the Human Resources Department of the Employer, or by any member of the Committee, to any participant upon request.

     (j) No loan may be made to a participant who, at the time of making application therefor, has no vested interest in his accrued benefit under the Plan. For purposes of the Truth In Lending Act, application of this provision to any participant requesting a loan shall not be deemed a rejection of a loan application.

     (k) A loan shall be deemed in default ten days after the date when any two consecutively scheduled payments of principal and interest become due and are unpaid. The Administrative Committee shall review all loans in default status at least once during each calendar quarter and shall to the extent necessary to satisfy the entire loan indebtedness cause a liquidation to be made of the accrued benefit of the Participant whose loan is in default at any time Committee determines the Plan to be in jeopardy of any loss of principal or interest by reason of the defaulted loan. However, unless the Participant is otherwise entitled to a distribution under the Plan, the Administrative
Committee shall not cause liquidation of any Class 9 units to satisfy any note which is in default. Similarly, the Administrative Committee shall cause the liquidation of any other property securing the loan to be made whenever such action is deemed necessary to protect the Plan from loss.

                                ARTICLE THIRTEEN
                    INALIENABILITY OF BENEFITS - EXCEPTIONS -
                           DESIGNATION OF BENEFICIARY

     A. Subject to the provisions of Article Ten the interest of a participant hereunder in the Trust, and the right of any person to receive any payment of any benefit provided hereunder from the Trustee, shall not be subject to assignment or alienation, or in any manner be transferable or encumberable, either by voluntary or involuntary act of such participant or other person nor subject to attachment, execution, garnishment, sequestration or seizure under any legal, equitable or other process, except that such participant shall have the right revocably to designate a beneficiary or beneficiaries to receive any death benefit payable hereunder, in the manner set, forth in this Article.

     The foregoing prohibition shall not, however, restrict the reduction of a participant's interest by the Trustee for the purpose of satisfying such participants' indebtedness to the Trust by reason of any loan made pursuant to the provisions of the Plan. Neither shall such prohibition apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, provided that such order has been determined to be a qualified domestic relations order, as defined in section 414(p) of the Code.

     B. At any time and from time to time, each participant shall have the unrestricted right to designate one or more individuals as a beneficiary to receive any death benefit payable hereunder, and may designate a trust or other legal entity as a beneficiary. He shall also at all times enjoy the unrestricted right to revoke or amend any such designation. No person, natural or otherwise, other than an individual widowed by the death of a participant, shall, however, be entitled to any death benefit by reason of any such designation, regardless of when made, to the extent that such benefit exceeds fifty percent of the nonforfeitable accrued benefit of the deceased participant, unless the widowed individual had, in writing witnessed by a Plan representative or a notary public, consented to the participant's Qualified Election to waive receipt of benefits as a qualified preretirement survivor annuity. Each designation of beneficiary shall be on a form provided by or acceptable to the Administrative Committee and shall be signed by the participant. No designation shall be valid unless filed with the Committee during the lifetime of the participant.

     C. Any contribution made by the Employer because of a mistake of a fact shall be returned to the Employer within one year of such contribution. Any contribution made by the Employer which is conditional upon the Plan's initial qualification under the Code shall be returned to the Employer within one year after the date such initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. All contributions made by the Employer are conditioned on the deductibility of such amount under
Section 404 of the Code and shall be returned to the Employer, to the extent of the amount disallowed, within one year after the disallowance of the deduction. In the event that a contribution is made to the Plan conditioned upon qualification of the Plan as amended, such contribution shall be returned to the Employer upon the determination that the amended Plan fails to qualify under the Internal Revenue Code provided that:

     1. the Plan amendment is submitted to the Internal Revenue Service within one year from the date the amendment is adopted: and

     2. such contribution is returned to the Employer within one year after the date the Plan's requalification is denied.

     Any amount returned to the Employer under this Section shall not be increased by any gain allocable to the contribution but shall be decreased by any loss properly allocable thereto.

                                ARTICLE FOURTEEN
                            ADMINISTRATIVE COMMITTEE

     A. Appointment and Membership of the Administrative Committee. The Board of Directors of United Missouri shall appoint a Committee of three or more persons, at least a majority of whom are participants in the Plan, to be known as the Administrative Committee. Members of the Administrative Committee shall hold office at the pleasure of the Board, and shall serve as such until their respective successors are appointed.

     B. Organization of the Administrative Committee. The Administrative Committee shall appoint a Chairman and Secretary from among its members. The Administrative Committee, as it may deem necessary for the effective performance of its duties, may delegate to such agents such powers and duties, whether ministerial or discretionary, such Committee shall deem expedient or appropriate. The compensation of such agents shall be fixed by the Administrative Committee. The proper expenses of the Administrative Committee, including the Compensation of its agents, shall be paid by the Employers. The Administrative Committee shall act by majority vote. The members of the Administrative Committee shall serve without Compensation.

     C. Plan Administrator. United Missouri shall be the "Administrator" of the Plan as defined in section 3(16)(A) of ERISA and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan Administrator under ERISA. United Missouri shall be designated agent for service of legal process.

     D. Responsibility for Administration of the Plan and Trust. The Administrative Committee shall be responsible for, and shall be the "named fiduciary" as defined in Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan. The Trustee shall be responsible for, and shall be the "named fiduciary" as defined in Section 402(a) of ERISA, with respect to the management and investment of the Trust Fund.

     E. Powers of the Administrative Committee. The Administrative Committee shall have complete control of the administration of this Plan with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, such Committee shall have power to construe the Plan and determine all questions that shall arise hereunder and shall also have all the powers conferred upon it elsewhere herein. The Administrative Committee shall determine all questions relating to (1) the eligibility of employees of the Employers to participant hereunder, (2) the allocation of contributions hereunder among participants, (3) the proportionate interests of participants, respectively, in the profit sharing trust, (4) the identity of the persons who are entitled to receive benefits hereunder, and (5) the kind of benefits payable hereunder to persons entitled to receive benefits. All payments of benefits hereunder shall be made by the Trustee upon and in accordance with the written instructions of the Administrative Committee. The decisions of the Administrative committee upon all matters within the scope of its authority shall be final.

     F. Agents and Allocation of Fiduciary Responsibilities. The Administrative Committee may:

     1. Employ agents to carry out nonfiduciary and fiduciary responsibilities, other than Trustee responsibilities as defined in section 405(c)(3) of ERISA;

     2. Consult with counsel, who may be counsel to the Employer;

     3. Appoint an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan; and

     4. Provide for the allocation of fiduciary responsibilities, other than Trustee responsibilities as defined in section 405(c)(3) of ERISA, among its members.

     The performance of agents and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     G. Records of Administrative Committee. All acts and determinations of the Administrative Committee shall be duly recorded by the Secretary thereof, or under his supervision, and all such records, together with such other documents as may be necessary for the administration of this Plan, shall be preserved in the custody of such Secretary.

     H. Exemption of the Administrative Committee from Liability. The members of the Administrative Committee, and each of them shall be free from all liability, joint and several, for their acts, omissions, and conduct, and for the acts, omissions, and conduct of their duly constituted agents, in the administration of the Plan; provided, however, that no member of the Administrative committee shall be relieved from responsibility under Part 4, Subtitle B, Title I of ERISA. The Employer shall indemnify and save harmless the Administrative Committee and each of its members from the effects and consequences of their acts, omissions, and conduct in their official capacity, but the foregoing shall not operate to relieve any member of the Administrative Committee from liability for his own misconduct nor to require either Employer to indemnify him against the effects and consequences thereof.

                                 ARTICLE FIFTEEN
                              AMENDMENT OF THE PLAN

     The Board of Directors of United Missouri may amend this Plan at any time and from time to time, provided that no such amendment shall (1) vest or revest in any of the Employers, directly or indirectly, any interest in, or ownership of the assets thereof or (2) make possible the diversion of any part of the profit sharing trust to, or the use thereof for, any purpose other than the exclusive benefit of participants hereunder and their beneficiaries, or (3) reduce the number of units theretofore credited, or creditable, to the account of any participant, or (4) change the rights, duties or responsibility of the Trustee without the consent of the Trustee, or (5) have the effect of reducing or eliminating any protected benefit described in section 411(d)(6) of the Internal Revenue Code. Except as provided to the contrary in the preceding sentence, the Board of Directors of United Missouri may amend the Plan in any manner that it deems expedient or proper. Written notice of each such amendment shall be given to the Administrative Committee and to each Employer and participant hereunder.

                                 ARTICLE SIXTEEN
                   RIGHT RESERVED TO DISCONTINUE CONTRIBUTIONS
                          AND TERMINATE PLAN -- EFFECT

     A. Discontinuance of Contributions - Termination of Plan. The Employers have adopted this Plan with the intention and expectation that from year to year they will be able and will deem it advisable to make their contributions as herein provided, but the Employers do not guarantee to make or to continue to make such contributions, and neither the Trustee nor the participants, nor any of them, shall have the right to enforce the payment of any contribution hereunder by any of the Employers. In any event that the Board of Directors of United Missouri shall decide that it is impossible or inadvisable to continue to make its contributions as herein provided, United Missouri shall have the power to terminate its participation in the Plan. If the respective Boards of directors of all the Employers take similar action, then the Plan shall be fully terminated. One or more of the Employers may, however, elect to continue the Plan for the benefit of its or their employees, with such amendments adopted by such Employer or Employers as it or they may deem appropriate in the circumstances. In any such case, United Missouri and the other Employers shall give notice to the Administrative Committee of their respective actions, and the Committee shall notify the Trustee and the participants accordingly. No further contribution shall be made under the Plan by any Employer which is terminating the Plan as to its participants, and with respect to such Employer the procedures set out in Part B of this Article shall be carried out to the extent applicable.

     B. Distribution Upon Termination of Plan. Upon the termination of the Plan, if the Employers shall have made any part of their contribution for the year in which such termination occurs, the Administrative Committee shall:

     1. Determine the unit value of units of each of the Funds as of the close of business on that date when the Plan was terminated, in the manner described in Article Eight D, and

     2. Create, allocate and credit to the accounts of persons who were participants hereunder on the date when the Plan was terminated, as of such date, additional units in the applicable funds to represent the part, if any, of the Employers' contributions hereunder for the year in which termination occurs which was paid by the Employers prior to the termination of the Plan, in the manner provided in Article Eight D.

     The Administrative Committee shall then direct the Trustee to:

     (a) Pay and discharge all taxes and expenses of every kind, and

     (b) Pay all benefits then due and payable hereunder, and

     (c) Pay any benefits due hereunder, but not yet payable.

     After the payments mentioned in the foregoing sentence shall direct the Trustee to distribute the remaining assets of each fund to the persons who were participants hereunder and were interested in such fund on the date when the Plan was terminated, in the proportion, as to each such person, which the aggregate number of units of the particular fund credited to his account bears to the total number of all outstanding units of such fund.

     The Administrative Committee shall advise the Trustee as to the identity of the persons entitled to receive benefits, and of the persons entitled to share in the final distribution of the remaining assets of the funds and of the amount of the benefit, or final distribution, to be made to each such person, and the Trustee shall make distribution accordingly.

     3. Upon a termination of the Plan with respect to any group of participants under circumstances constituting a partial termination of the Plan, and upon complete discontinuance of contributions to the Plan, the interests of all participants affected thereby shall thereupon be fully vested and nonforfeitable. the Administrative Committee shall determine the date of partial termination and designate the same as such Valuation Date. Any participant whose participation ceases as a result of a partial termination of the Plan shall be entitled to a distribution of his benefits in accordance with the provisions hereof governing the distribution of termination benefit generally.

                                ARTICLE SEVENTEEN
                      WITHDRAWAL OF PARTICIPATING AFFILIATE

     Any Participating Affiliate may withdraw from the Plan whenever its Board of Directors shall determine that it is impossible or inadvisable to continue to make its contributions as herein provided, such withdrawal to be effective as of the end of the Plan Year in which the Board of Directors makes such determination and adopts appropriate resolutions evidencing its intention to withdraw. As of the end of such year, the withdrawing Affiliate shall make its required contribution, to be allocated in the normal course as if such withdrawal were not occurring.

     The withdrawal of the Affiliate shall not affect the distribution of benefits to or with respect to participants who were Employees of such withdrawing Affiliate and who became entitled, during the year of withdrawal or prior thereto, to receive benefits under any of the provisions of the Plan.

     Following the making of year-end adjustments for such year to withdrawal, the Administrative Committee shall direct the Trustee to make distribution, to every participant who on the last day of such year was an Employee of the withdrawing Affiliate and who has not transferred to another Employer and thereby continued his participation, of the value as of the end of such year of all the units of the respective Funds credited to such former participant's account, and shall thereupon cancel such units.

                                ARTICLE EIGHTEEN
          THE TRUST, THE TRUSTEE AND SUCCESSOR TO EMPLOYER AND TRUSTEE

     This Plan will be effectuated by a trust or trusts created by a Declaration of Trust by the Bank and the adoption thereof by other Employers. Such Declaration of Trust will conform to the provisions of the Plan and form a part thereof, so that the rights of all persons under the Plan shall be subject to the terms and provisions of such Declaration of Trust, as the same may be amended from time to time. All references herein to the Bank as Trustee shall be deemed to include as substitute Trustee the successor to the Bank by merger or consolidation (and any successor thereof) as provided in the Declaration of Trust as amended. In the event of the merger of the Bank with another national banking association pursuant to which merger such other bank succeeds to all or substantially all of the business and assets of the Bank as the surviving bank of such merger, and becomes the employer of all or substantially all of the employees of the Bank then such surviving Bank shall be and become the Employer Bank hereunder if it by virtue of the merger agreement or other instrument agrees to assume and does assume the obligations of the Bank as one of the Employers hereunder if it by virtue of the merger agreement or other instrument agrees to assume and does assume the obligations of the Bank as one of the Employers hereunder. In such case this Plan shall not be deemed suspended or terminated but shall continue without interruption; and the participation of any Employee who transfers employment to the new Employer Bank upon such merger shall not be deemed terminated or interrupted nor shall such transfer be deemed a termination of employment or of participation in the Plan. Thereafter, for all purposes of the Plan the service of any Employee of the new Employer Bank who so transferred employment at the time of the merger shall include his service following the merger and also his service with his former Employer hereunder as credited to him immediately preceding the merger in accordance with the Plan provisions heretofore defining service.

                                ARTICLE NINETEEN
                                CLAIMS PROCEDURE

     A. Filing a Claim. No person entitled to a benefit hereunder shall be required to make application therefor. However, in the event an anticipated benefit has not been paid in accordance with the expectations of a person believing himself entitled thereto, a request for a Plan benefit may be filed with the Secretary of the Administrative Committee or with his designee, on a form prescribed by the Administrative Committee. Such a request, hereinafter referred to as a "claim", shall be deemed filed with the executed claim form is received by the Secretary of the Administrative Committee or by his designee.

     B. Deciding a Claim. The Secretary of the Administrative Committee or in his absence the Chairman, after consulting, where practicable, with at least two other members of the Committee, shall decide such a claim within a reasonable time after it is received. If a claim is wholly or partially denied, the claimant shall be furnished a written notice setting forth in a manner calculated to be understood by him:

     1. The specific reason or reasons for the denial;

     2. A specific reference to pertinent Plan provisions on which the denial is based;

     3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     4. Appropriate information as to the steps to be taken if the claimant wishes to appeal his claim, including the period in which the claim must be filed and the period in which it will be decided.

     The notice shall be furnished to the claimant within 90 days after receipt of the claim by the Secretary of the Administrative Committee or by his designee, unless special circumstances require an extension of the time for processing the claim. No extension shall be for more than 90 days after the end of the initial 90 day period. If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant before the end of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered. Participants shall be informed in writing of the time limits set forth in this paragraph.

     C. Appealing a Claim. If a claim is denied, the claimant may appeal the denial to the Administrative Committee upon written application to it. The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Administrative Committee. No appeal shall be considered unless it is received by the Administrative Committee within ninety
(90) days after receipt by the claimant of written notification of denial of the claim. The Administrative Committee shall decide the appeal within sixty (60) days after it is received. The Administrative Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

                                 ARTICLE TWENTY
               ROLLOVERS AND TRANSFERS FROM IRA'S AND OTHER PLANS

     A. IRA. An Employee who has previously received a distribution from a qualified retirement plan and who has rolled over (directly or otherwise) all of a portion of the distribution to an Individual Retirement Account or Individual Retirement Annuity, (hereinafter collectively referred to as an "IRA") to which no other funds have been contributed, may roll over all or a portion of the amount in the IRA to the Trustee of this Plan for the creation of Class 7 units which shall be credited to the Employee's account.

     B. Other Qualified Retirement Plan.

     1. Rollover. An Employee who has an interest in a qualified retirement plan of a former employer may roll over all or a portion of the interest in the qualified retirement plan to this Plan, so long as the rollover is received by the Trustee not later than the sixtieth day following the date on which the Employee received the distribution from the qualified retirement plan of the former employer. Any amount rolled over shall create Class 7 units which shall be credited to the Participant's account.

     2. Direct Rollover. An Employee who has an interest in a qualified retirement plan of a former employer may make a Direct Rollover (as defined in Article Eleven, Section H) to this Plan of all or a portion of the interest in the qualified retirement plan. Any amount directly rolled over shall create Class 7 units which will be credited to the Employee's account.

     3. Transfer. An Employee who has an interest in a qualified retirement plan of a former employer may, with the consent of the Trustee, transfer to the Trustee of this Plan all or a portion of the Participant's interest in the qualified retirement plan. Any amount transferred to this Plan shall create units as follows, which will be credited to the Employee's account:

     (a) Amounts representing voluntary after-tax contributions and earnings on those contributions shall create Class 3 units.

     (b) Amounts representing employer profit sharing contributions and earnings on those contributions shall create Class 7 units.

     (c) Amounts representing elective deferral contributions to a cash of deferral arrangement (Section 401(k)) and earnings on those contributions and employer matching contributions made in conjunction with elective deferral contributions and earnings on those contributions shall create Class 9 units.

     4. United Missouri Revised Retirement Plan. A Participant who has an interest in the United Missouri Revised Retirement Plan may transfer to this Plan upon the termination of the United Missouri Revised Retirement Plan all of the Participant's interest in the United Missouri Revised Retirement Plan. Any amount transferred to this plan shall create Class 2 units. Rollover or transfer contributions of the type and nature described in this Article shall be credited to the Participant involved as of the regularly scheduled Valuation Date coincident with or next following receipt of the contribution by the Trustee.

     An Employee need not be a Participant to utilize the provisions of this Article Twenty. However, an Employee becomes a Participant to the extent this Article Twenty is utilized.

                               ARTICLE TWENTY-ONE
                              TOP-HEAVY PROVISIONS

     A. Provisions of this Article Controlling. In the event the Plan is or becomes "Top-heavy" in any Plan Year beginning after December 31, 1983, the provisions of this Article shall become effective with respect to such Plan Year and will supersede any conflicting provisions in the Plan.

     B. Top-Heavy Definition:

     1. Key Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds one hundred fifty percent of the dollar limitation under section 415(c)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds one hundred percent of such dollar limitation, a five percent owner of the Employer, or a one percent owner of the Employer who has an annual Compensation of more than $150,000. The determination period is the Plan year containing the Determination date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

     2. Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

     (a) If the Top-Heavy Ratio for this Plan exceeds sixty percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

     (b) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent.

     (c) If this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy ratio for the Permissive Aggregation Group exceeds sixty percent.

     3. Top-Heavy ratio:

     (a) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

     (b) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

     (c) For purposes of (a) and (b) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of defined benefit Plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in prior year, or (ii) who has not received any Compensation from any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extend to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

     (e) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) and 410 of the Code.

     (f) Determination Date: The last day of the preceding Plan Year.

     (g) Present Value: Present Value shall be based only on the interest and mortality rates employed with respect to the Employer's defined benefit Plan.

     C. The Employer has designated its defined benefit plan, to-wit, the United Missouri Revised Retirement Plan, to satisfy the minimum benefits requirements of Internal Revenue Code section 416(c). However, in the event such designation shall for any reason be ineffective, the Employer contributions respecting any Plan Year for which the provisions of this Article are in effect, allocated on behalf of any Participant who is not a Key Employee, shall be not less than the lesser of three percent of such Participant's Compensation, or the largest percentage at which contributions are made (or required to be made) under the Plan for the Key Employee for whom such percentage is the highest for the Plan Year. In determining the largest percentage for purposes of the immediately preceding sentence, Compensation of such Key Employee in excess of $200,000, and any contribution or benefit relating to the Social Security Act shall be disregarded. Such minimum allocation, as so determined, shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of the Participant's failure to complete 1,000 Hours of Service. Such minimum allocation, however, need not be made with respect to any Participation not employed by the employer on the last day of the Plan Year. To the extent any such minimum allocation required to be made hereunder is nonforfeitable (as required by Code Section 416(b)) such allocation may not be forfeited for the causes set forth at Code section 411(a)(3)(B) or 411(a)(3)(D).

     D. For any Plan Year with respect to which the Plan is top-heavy, the following vesting schedule shall apply to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became top-heavy:

                  Completed Years of Service      Vesting Percentage
                  ____________________________________________

                                      2                 20
                                      3                 40
                                      4                 60
                                      5                 80
                                  6 or more            100

     No reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year.

     The provisions of this section do not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy. Such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this section.

     Anything herein to the contrary notwithstanding, in any case where the vesting schedule of the Plan is amended, the nonforfeitable percentage of the account balance of any person who is a participant on the later of the date the amendment is adopted or effective (such balance to be determined as of such date) must be not less than his or her percentage computed under the Plan without regard to such amendment. Each participant whose nonforfeitable percentage of his or her account balance is determined under such amended vesting schedule, and who has completed at least three years of service for vesting, may make an irrevocable election during the election period to have the nonforfeitable percentage of his or her accrued benefit determined without regard to such amendment. For purposes hereof, the election period shall begin on the date of adoption of the amendment and end on the latest of the following dates:

     (i) The date which is 60 days after the day the plan amendment is adopted,

     (ii) The date which is 60 days after the day the plan amendment becomes effective, or

     (iii) The date which is 60 days after the day the participant is issued written notice of the plan amendment by the Administrative Committee.

                               ARTICLE TWENTY-TWO
                                  MISCELLANEOUS

     Participation under this Plan shall not give any Employee the right to be retained in the employ of his Employer. All benefits payable under this Plan shall be paid solely out of the profit sharing trust and no Employer assumes any liability or responsibility therefor. The headings of sections are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. In the construction of this Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate. The Administrative Committee shall keep copies of this Plan available at its office for the inspection of participants, employees, and of other persons who may in any manner be concerned with the Plan.

     In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each participant in the Plan (if the plan then terminates) shall receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     IN WITNESS WHEREOF, United Missouri Bancshares, Inc., has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 5th day of December, 1991.


                                   UNITED MISSOURI BANCSHARES, INC.


                                   By:      /s/ Malcolm M. Aslin, President
                                            _______________________________


ATTEST:


/s/ David W. Miller
____________________________

                                   EXHIBIT 5.1

                           SHOOK, HARDY & BACON L.L.P.
                         1010 Grand Boulevard, 5th Floor
                        Kansas City, Missouri 64106-0607

                            Telephone: (816) 474-6550
                               Fax: (816) 842-3190


                                                 October 16, 1998

UMB Financial Corporation
1010 Grand Boulevard
Kansas City, MO  64141-6692

     Re: UMB Profit Sharing and 401(k) Savings Plan Registration Statement on Form S-8

Ladies and Gentleman:

     We have acted as special counsel to UMB Financial  Corporation,  a Missouri
corporation   (the  "Company"),   in  connection   with  the   registration  of
participation interests in the UMB Profit Sharing and 401(k) Savings Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

     We have examined copies of (i) the Articles of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, (iii) the Plan, (iv) the Registration Statement, and (v) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals and authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records received or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

     Based on the foregoing, it is our opinion that, upon effectiveness of the Registration Statement, the participation interests in the Plan will be legally issued, fully paid and nonassessable.

October 16, 1998 SHOOK, HARDY & BACON L.L.P. Page 2





     The foregoing opinion is limited to the laws of the State of Missouri and of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

                                                     Very truly yours,



                                                     SHOOK, HARDY & BACON L.L.P.

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference to this Registration Statement of UMB Financial Corporation on Form S-8 of our reports dated January 22, 1998 and July 2, 1998, appearing in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 1997 and in the Annual Report on on Form 11-K of UMB Profit Sharing and 401(k)Savings Plan for the year ended December 31, 1997.

/s/Deloitte & Touche, LLP
October 15, 1998
Kansas City, Missouri